                                                                   EXHIBIT 10.31



                               U.S. $250,000,000

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


                          Dated as of October 18, 1996

                                     Among

                           FELCOR SUITE HOTELS, INC.
                     and FELCOR SUITES LIMITED PARTNERSHIP

                                  as Borrower

                                      and

                            THE LENDERS PARTY HERETO

                                      and

                            THE CHASE MANHATTAN BANK

                            as Administrative Agent

                                      and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                             as Documentation Agent


________________________________________________________________________________



                            THE CHASE MANHATTAN BANK
                   and WELLS FARGO BANK, NATIONAL ASSOCIATION

                                as Co-Arrangers

                               TABLE OF CONTENTS


SECTION                                                                                                              PAGE
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.1.   Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2.   Computation of Time Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         1.3.   Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         1.4.   Certain Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE II

AMOUNTS AND TERMS OF THE LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         2.1.   The Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         2.2    Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         2.3    Making the Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         2.4.   Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         2.5.   Reduction and Termination of the Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         2.6.   Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         2.7.   Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         2.8.   Conversion/Continuation Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         2.9.   Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         2.10.  Interest Rate Determination and Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         2.11.  Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         2.12.  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         2.13.  Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         2.14.  Payments and Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         2.15.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         2.16.  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         2.17.  Swing Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE III





                                       I

CONDITIONS OF LENDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         3.1.   Conditions Precedent to Initial Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         3.2.   Additional Conditions Precedent to Initial Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         3.3.   Conditions Precedent to Each Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE IV

REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         4.1.   Existence; Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         4.2.   Power; Authorization; Enforceable Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         4.3.   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         4.4.   Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         4.5.   Financial Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         4.6.   Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         4.7.   Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         4.8.   Ownership of Borrower and DJONT; Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         4.9.   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         4.10.  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         4.11.  Restricted Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         4.12.  No Burdensome Restrictions; No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         4.13.  Investments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         4.14.  Government Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         4.15.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         4.16.  Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         4.17.  Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         4.18.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         4.19.  Environmental Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         4.20.  Contractual Obligations Concerning Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         4.21.  Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         4.22.  Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         4.23.  Status as REIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         4.24.  Operator: Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         4.25.  Operating Leases, Licenses and Management Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  69
         4.26.  FF&E Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

ARTICLE V

FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70





                                       II

         5.1.   Gross Interest Expense Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         5.2.   Debt Service Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         5.3.   Maintenance of Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         5.4    Limitations on Total Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         5.5    Limitations on Total Secured Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

ARTICLE VI

AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         6.1.   Compliance with Laws, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         6.2.   Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         6.3.   Payment of Taxes, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         6.4.   Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         6.5.   Preservation of Existence, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         6.6.   Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         6.7.   Keeping of Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         6.8.   Maintenance of Properties, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         6.9.   Performance and Compliance with Other Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         6.10.  Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         6.11.  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         6.12.  Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         6.13.  Leases and Operating Leases; Management Agreements and Licenses.  . . . . . . . . . . . . . . . . . .  79
         6.14.  Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         6.15.  Employee Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         6.16.  Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         6.17.  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         6.18.  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         6.19.  REIT Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         6.20.  Maintenance of FF&E Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         6.21.  Hotel Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         6.22.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         6.23.  Borrowing Base Determination/Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

ARTICLE VII

NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         7.1.   Restrictions on Creation of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85





                                      III

         7.2.   Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         7.3.   Lease Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         7.4.   Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         7.5.   Mergers, Stock Issuances, Asset Sales, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         7.6    Restrictions on Construction/Budget Hotels  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         7.7.   Change in Nature of Business or in Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . .  87
         7.8.   Modification of Material Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         7.9.   Accounting Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         7.10.  Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         7.11.  Adverse or Speculative Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         7.12.  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         7.13.  Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         7.14.  Management Continuity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         7.15.  ERISA Plan Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

ARTICLE VIII

EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         8.1.   Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         8.2.   Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92

ARTICLE IX

THE ADMINISTRATIVE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         9.1.   Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         9.2.   Administrative Agent's Reliance, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         9.3.   Chase and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         9.4.   Lender Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         9.5.   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         9.6.   Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

ARTICLE X

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         10.1.  Amendments, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         10.2.  Notices, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         10.3.  No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         10.4.  Costs; Expenses; Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99





                                       IV

         10.5.  Right of Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         10.6.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         10.7.  Assignments and Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         10.8.  Governing Law; Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
         10.9.  Submission to Jurisdiction; Service of Process  . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
         10.10. Section Titles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
         10.11. Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         10.12. Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         10.13. Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         10.14. Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         10.15. Joint and Several Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107





                                       V

                                   SCHEDULES


 Schedule I               - Commitments

 Schedule II              - Applicable Lending Offices and
                            Addresses for Notices

 Schedule 4.8             - Subsidiaries and Unconsolidated Entities

 Schedule 4.10            - Existing Indebtedness

 Schedule 4.13            - Existing Investments

 Schedule 4.19            - Environmental Protection

 Schedule 4.22(a)         - Owned Real Estate

 Schedule 4.22(b)         - Leased Real Estate

 Schedule 6.23            - Initial Eligible Hotels





                                       VI

                                    EXHIBITS

 Exhibit A                     - Form of Note

 Exhibit B                     - Form of Notice of Borrowing

 Exhibit C                     - Form of Notice of Conversion or Continuation

 Exhibit D                     - Form(s) of Opinion(s) of Counsel for the
                                 Loan Parties

 Exhibit E                     - Form of Assignment and Acceptance

 Exhibit F                     - Form of Borrowing Base Certificate

 Exhibit G                     - Form of Compliance Certificate

 Exhibit H                     - Form of Operating Lease

 Exhibit I                     - Form of Subsidiary Guaranty





                                      VII

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of October 18, 1996, among FELCOR SUITE HOTELS, INC., a Maryland corporation ("FelCor") and FELCOR SUITES LIMITED PARTNERSHIP, a Delaware limited partnership ("FelCor LP" and collectively with FelCor, the "Borrower"), the financial institutions listed on the signature pages hereof (each individually a "Lender" and collectively the "Lenders") and THE CHASE MANHATTAN BANK ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo") as documentation agent.

                              W I T N E S S E T H:

                 WHEREAS, pursuant to that certain Revolving Credit Agreement dated as of September 30, 1996, among the Borrower, the financial institutions listed on the signature page thereof (the "Original Lenders"), the Administrative Agent and Wells Fargo as documentation agent (the "Original Revolving Credit Agreement"), the Original Lenders agreed to make to the Borrower revolving credit advances of up to $250,000,000 in aggregate principal amount outstanding at any one time, for the purposes and upon the terms and subject to the conditions set forth therein;

                 WHEREAS, as of the date hereof Fifty-Two Million Dollars ($52,000,000) have been advanced to the Borrower, and are outstanding as Base Rate Loans (as hereinafter defined), pursuant to the terms of the Original Revolving Credit Agreement;

                 WHEREAS, immediately prior to the execution and delivery hereof, the Original Lenders assigned portions of their respective Commitments and Loans (as hereinafter defined) to the other Lenders; and

                 WHEREAS, the parties hereto have agreed to amend certain terms and provisions of the Original Revolving Credit Agreement and to restate the same as hereinafter set forth.

                 NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree that the aforementioned recitals are true and correct and hereby incorporated herein and that the Original Revolving Credit Agreement is hereby amended and restated in its entirety so that all of the terms and conditions contained in this Agreement shall supersede and control the terms and conditions of the Original Revolving Credit Agreement.

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                 1.1. Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Adjusted EBITDA" means, for any Person for any period, EBITDA of such Person for such period less the aggregate FF&E Reserves for such period in respect of each Hotel owned or leased by such Person or its Subsidiaries.

                 "Adjusted Funds From Operations" means, for any Person, for any period, Net Income (Loss) of such Person for such period plus (a) the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense and other non-cash charges of such Person and its Subsidiaries with respect to their real estate assets for such period,
(iii) losses from Asset Sales of such Person and its Subsidiaries, losses resulting from restructuring of Indebtedness of such Person and its Subsidiaries and other extraordinary losses, and (iv) minority interests attributable to FelCor LP's partnership units; less (b) the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) gains from Asset Sales of such Person and its Subsidiaries, gains resulting from restructuring of Indebtedness of such Person and its Subsidiaries and other extraordinary gains, and (ii) the applicable share of Net Income (Loss) of such Person's Unconsolidated Entities; plus (c) such Person's Pro Rata Share of Adjusted Funds From Operations of such Person's Unconsolidated Entities.

                 "Adjusted NOI" means, with respect to any Hotel owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures, for any period, the Net Operating Income for such Hotel for such period less the FF&E Reserve for such Hotel for such period.

                 "Affiliate" means, to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person and includes each executive officer, director, trustee, limited liability company manager or general partner of such Person, and each Person who is the beneficial owner of 10% or more of any class of voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Aggregate Value" means, with respect to the Eligible Hotels, at any date, the aggregate value thereof to be calculated as follows:

                          (a)     For Eligible Hotels owned or leased for four
(4) Fiscal Quarters or more, Adjusted NOI on a consolidated basis from such Eligible Hotels for the preceding four (4) Fiscal Quarters divided by ten percent (10%); and

                          (b)     For Eligible Hotels owned or leased for less
than four (4) Fiscal Quarters, the Borrower's Investment in such Eligible
Hotels.

provided that in no event shall more than (i) 20% of the Aggregate Value be attributable to Joint Venture Hotels, or (ii) 15% of the Aggregate Value be attributable to Eligible Hotels leased pursuant to Qualified Leases.

                 "Agreement" means the Original Revolving Credit Agreement, together with all Exhibits and Schedules thereto, as amended and restated by this Amended and Restated Revolving Credit Agreement, together with all Exhibits and Schedules hereto and as the same may be further amended, supplemented or otherwise modified from time to time.

                 "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

                 "Applicable Margin" means, with respect to each Loan at any date, the applicable percentage per annum set forth below based upon the Status then in effect, it being understood that the Applicable Margin for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Loans", (ii) Eurodollar Rate Loans shall be the percentage set forth under the column "Eurodollar Rate Loans", and (iii) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee":

                         Base Rate            Eurodollar          Commitment
                           Loans              Rate Loans              Fee
                         ---------            ----------          ----------
 Level I Status               0%                 1.25%               0.25%
 Level II Status              0%                 1.375%              0.275%
 Level III Status             0%                 1.5%                0.3%

                         Base Rate            Eurodollar          Commitment
                           Loans              Rate Loans              Fee
                         ---------            ----------          ----------
 Level IV Status            0.125%               1.625%              0.325%
 Level V Status             0.25%                1.75%               0.35%
 Level VI Status            0.375%               1.875%              0.375%
 Level VII Status           0.5%                 2.0%                0.5%

                 "Asset Sale" means any sale, conveyance, transfer, assignment, lease or other disposition (including, without limitation, by merger or consolidation, and by condemnation, eminent domain, loss, damage, or destruction, and whether by operation of law or otherwise) by the Borrower or any of its Subsidiaries to any Person (other than to Borrower or any of its Subsidiaries) of any Stock of any of its Subsidiaries, any Stock Equivalents of any of its Subsidiaries or any Hotel, but excluding Operating Leases.

                 "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit E.

                 "Available Credit" means, at any time, an amount equal to (a) the lower of (i) the then effective Commitments of the Lenders and (ii) the Borrowing Base at such time less the sum of any Indebtedness of the Borrower or any of its Subsidiaries plus their respective Pro Rata Shares of Indebtedness of their Eligible Joint Ventures (excluding (A) Indebtedness evidenced by the Notes, (B) Indebtedness secured by first priority mortgages on Hotels provided that with respect to each such secured Indebtedness the ratio of such Indebtedness to the Borrower's Investment in such Hotel, is less than 65%, and (C) Non-Recourse Indebtedness), minus (b) the aggregate of the outstanding principal amount of the Loans at such time.

                 "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the higher of:

                 (a) the rate of interest announced publicly by Chase at its principal office, from time to time, as Chase's base rate; and

                 (b) the sum (adjusted to the nearest 1/8 of one percent or, if there is no nearest 1/8 of one percent, to the next higher 1/8 of one percent) of (i) 1/2 of one percent per annum plus (ii) the Federal Funds Rate.

                 "Base Rate Loan" means any outstanding principal amount of the Loans of any Lender that bears interest with reference to the Base Rate, other than Swing Advances.

                 "Borrower's Investment" means, with respect to any Hotel, the Borrower's or any of its Subsidiaries' investment in such Hotel (including all investments constituting, evidencing or secured by an interest in property, whether tangible or intangible and whether real, personal or mixed, that is used or intended for use in, or in any manner connected with or relating to, the ownership or leasing of such Hotel, specifically including, without limitation, investments in Subsidiaries and Unconsolidated Entities owning or leasing Hotels), at cost, on a consolidated basis, provided that in determining the cost of such investments, there shall be included (i) the amount of all cash paid and the value (as determined by the Board of Directors of FelCor for purposes of such investment) of any other property transferred therefor by the Borrower or its Subsidiary, (ii) the amount of all indebtedness and other obligations assumed or incurred by the Borrower or its Subsidiary or to which the Borrower or its Subsidiary takes subject, and (iii) the value (as determined by the Board of Directors of FelCor for the purposes of such investment) of all equity securities of which the issuer is an entity that is, or upon such investment will be, included within the Borrower or its Subsidiary and which are issued (otherwise than for cash) to, or retained by, any person other than the Borrower or its Subsidiary in connection with such investment. For purposes of this definition only "indebtedness" of the Borrower or its Subsidiary shall mean the consolidated liabilities of the Borrower and its Subsidiaries for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid, including obligations under Capitalized Leases.

                 "Borrowing" means a borrowing consisting of Loans made on the same day by the Lenders ratably according to their respective Commitments.

                 "Borrowing Base" means, at any time, the sum of 40% of the Aggregate Value of Eligible Hotels.

                 "Borrowing Base Certificate" means a certificate of the Borrower substantially in the form of Exhibit F.

                 "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and California and, if the applicable Business Day relates to a Eurodollar Rate Loan, a day on which dealings are also carried on in the London interbank market.

                 "Capital Expenditures" means, for any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries, except interest capitalized during construction, during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs, that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

                 "Capitalized Lease" means, as to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in conformity with GAAP.

                 "Capitalized Lease Obligations" means, as to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in conformity with GAAP.

                 "Closing Date" means the date hereof.

                 "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                 "Commitment" means, as to each Lender, the commitment of such Lender to make Loans to the Borrower pursuant to Section 2.1 in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the caption "Commitment", as such amount may be reduced or modified pursuant to this Agree-ment, and "Commitments" means the aggregate Commitments of all Lenders.

                 "Commitment Fee" has the meaning specified in Section 2.4(a).

                 "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness or Contractual Obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person (including, in the case of any Guarantor, its obligations under its Subsidiary Guaranty), and (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (v) to supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii), (iii), (iv) or (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. Anything herein to the contrary notwithstanding, no agreement entered into by the Borrower or any of its Subsidiaries or Unconsolidated Entities with respect to its acquisition of any direct or indirect interest in any Hotel shall, prior to the satisfaction in full of all conditions precedent to the obligations of such Person pursuant to the agreement, be deemed or construed to constitute a "Contingent Obligation" or "Indebtedness" of such Person hereunder, provided that pursuant to any such agreement, the Borrower or its Subsidiary or Unconsolidated Entity is not liable or responsible for, and does not assume any, development or construction risks. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

                 "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement (including, without limitation, any management or franchise agreement), undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

                 "Debt Service" means, for any Person for any period, (a) Gross Interest Expense for such period plus (b) the aggregate amount of scheduled principal payments on the Total Indebtedness of such Person (excluding optional prepayments and scheduled principal payments in respect of any such Total Indebtedness which is payable in a single installment at final maturity) required to be made during such period.

                 "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

                 "DJONT" means DJONT Operations, L.L.C., a Delaware limited liability company.

                 "DOL" means the United States Department of Labor, or any successor thereto.

                 "Dollars" and the sign "$" each mean the lawful money of the United States of America.

                 "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                 "EBITDA" means, for any Person for any period, the Net Income
(Loss) of such Person for such period taken as a single accounting period, plus
(a) the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense and other non-cash charges,
(iii) interest expense, (iv) income tax expense, (v) extraordinary losses (and other losses on Asset Sales not otherwise included in extraordinary losses determined on a consolidated basis in conformity with GAAP), and (vi) minority interests attributable to FelCor LP's partnership units, less (b) the sum of the following amounts of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) extraordinary gains (and in the case of the Borrower, other gains on Asset Sales not otherwise included in extraordinary gains determined on a consolidated basis in conformity with
GAAP), (ii) the applicable share of Net Income (Loss) of such Person's Unconsolidated Entities; plus (c) such Person's Pro Rata Share of EBITDA of such Person's Unconsolidated Entities.

                 "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; (iii) the central bank of any country which is a member of the OECD; corporation organized under the laws of the United States, or any State thereof, and having total assets in excess of $3,000,000,000; (iv) an insurance company organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (v) any Lender; (vi) any Affiliate of any Lender; and (vii) any Person other than an Affiliate of a Loan Party, in each case acceptable (a) to the Administrative Agent, and (b) provided no Default or Event of Default exists, to the Borrower, which acceptance will not be unreasonably withheld, conditioned or delayed.

                 "Eligible Hotels" means, collectively, (a) such of the Hotels owned or leased by the Borrower or any of its direct or indirect wholly-owned Subsidiaries, and (b) such of the Joint Venture Hotels, as shall meet at any time and from time to time, each of the following minimum criteria:

                 (a)      such Hotel is Unencumbered;

                 (b) such Hotel is free of all material structural and title defects and other material adverse matters;

                 (c) such Hotel is (i) in compliance, in all material respects, with all applicable Environmental Laws, and
                          (ii) not subject to any material Environmental Liabilities and Costs, in each case as initially verified by a written report of an environmental consultant reasonably acceptable to the Administrative Agent;

                 (d) such Hotel is fully-operating with less than 20% of "keys" out of service due to casualty or condemnation loss or as a consequence of a material structural repair, alteration or addition;

                 (e) such Hotel is (i) leased to the Operating Lessee pursuant to an Operating Lease, (ii) managed by a Manager pursuant to a Management Agreement, and (iii) operated pursuant to and has the benefit of, a License; and no material defaults exist under such Operating Lease, Management Agreement or License;

                 (f) such Hotel is (i) owned in fee simple or (ii) leased pursuant to a Qualified Lease in favor of, the Borrower or its direct or indirect wholly owned Subsidiary or an Eligible Joint Venture

                 "Eligible Hotel Documents" means, with respect to any Eligible Hotel, the documents described in Section 6.23(b).

                 "Eligible Joint Venture" means any joint venture, corporation, partnership or other business entity (a) in which the Borrower (i) owns directly or indirectly a JV% of at least 50% and (ii) is the managing general partner or equivalent thereof for such entity, and (b) which owns a single Hotel.

                 "Environmental Claim" means any accusation, allegation, notice of violation, action, claim, Environmental Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restriction, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or other nuisance (to the extent the same relates to any Hazardous Materials), or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures or any activities or operations thereof; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures or their operations or facilities; or
(iii) the violation, or alleged violation, of any Environmental Laws, Orders or Environmental Permits of or from any Governmental Authority relating to environmental matters connected with any property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures.

                 "Environmental Laws" means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement having the force or effect of law relating to the environment, natural resources, or public or employee health and safety and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section
 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Occupational Safety and Health Act,
29 U.S.C. Section 651 et seq. (to the extent the same relates to any Hazardous Materials), and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state and local statutes.

                 "Environmental Liabilities and Costs" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, Environmental Permit, order or agreement with any Governmental Authority or other Person, and which relate to any environmental, health or safety condition, or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries or Eligible Joint Ventures.

                 "Environmental Lien" means any Lien in favor of any Governmental Authority arising under any Environmental Law.

                 "Environmental Permit" means any Permit required under any applicable Environmental Laws or Order and all supporting documents associated therewith.

                 "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with any Loan Party within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

                 "ERISA Event" means (i) an event described in Sections 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a Pension
Plan; (ii) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of any Loan Party or any ERISA Affiliate from any Multiemployer Plan or the insolvency of any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Pension Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceedings by the PBGC to terminate or appoint a trustee to administer a Pension Plan or Multiemployer Plan; (vi) the failure to make any required contribution to a Pension Plan; (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (viii) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (ix) a prohibited transaction (as described in Code Section 4975 or ERISA Section 406) shall occur with respect to any Plan; or (x) any Loan Party or ERISA Affiliate shall request a minimum funding waiver from the IRS with respect to any Pension Plan.

                 "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on Schedule II (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                 "Eurodollar Rate" means, for any Interest Period, an interest rate per annum equal to the rate per annum obtained by multiplying (a) a rate per annum equal to the rate for U.S. dollar deposits with maturities comparable to such Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, provided, however, that if such rate does not appear on Telerate Page 3750, the "Eurodollar Rate" applicable to a particular Interest Period shall mean a rate per annum equal to the rate at which U.S. dollar deposits in an amount approximately equal to the Principal Balance (or the portion thereof which will bear interest at a rate determined by reference to the Eurodollar Rate during the Interest Period to which such Eurodollar Rate is applicable in accordance with the provisions hereof), and with maturities comparable to the last day of the Interest Period with respect to which such Eurodollar Rate is applicable, are offered in immediately available funds in the London Interbank Market to the London office of Chase by leading banks in the Eurodollar market at 11:00 a.m., London time, two (2) Business Days prior to the com-mencement of the Interest Period to which such Eurodollar Rate is applicable, by (b) a fraction (expressed as a decimal) the numerator of which shall be the number one and the denominator of which shall be the number one minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                 "Eurodollar Rate Loan" means any outstanding principal amount of the Loans of any Lender that, for an Interest Period, bears interest at a rate determined with reference to the Eurodollar Rate.

                 "Eurodollar Rate Reserve Percentage" for any Interest Period means the aggregate reserve percentages (expressed as a decimal) from time to time established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which any of the Lenders are now or hereafter subject, including, but not limited to any reserve on Eurocurrency Liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System of the United States at the ratios provided in such Regulation from time to time, it being agreed that any portion of the Principal Balance bearing interest at a rate determined by reference to the Eurodollar Rate shall be deemed to constitute Eurocurrency Liabilities, as defined by such Regulation, and it being further agreed that such Eurocurrency Liabilities shall be deemed to be subject to such reserve requirements without benefit of or credit for prorations, exceptions or offsets that may be available to any of the Lenders from time to time under such Regulation and irrespective of whether such Lender actually maintains all or any portion of such reserve.

                 "Event of Default" has the meaning specified in Section 8.1.

                 "$100MM Facility" means that certain revolving credit facility in the aggregate principal sum of $100,000,000 made by Boatmen's National Bank of Oklahoma, as

Agent for certain banks, as lenders, in favor of the Borrower, as borrowers.

                 "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                 "FF&E Reserve" means, for any Person (or with respect to any Hotel) for any period, a reserve equal to four percent (4%) of Suite Revenues from any Hotel owned by such Person (or from such Hotel), for such Period, plus, (a) for any Person, such Person's Pro Rata Share of any FF&E Reserve for any Hotel owned by such Person's Unconsolidated Entities or, (b) with respect to any Joint Venture Hotel, the FF&E Reserve for such Joint Venture Hotel multiplied by the applicable JV%.

                 "Final Maturity Date" means October 1, 1999.

                 "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

                 "Fiscal Year" means the twelve month period ending on December 31.

                 "Free Cash Flow" means, for any Person for any period, the Adjusted Funds From Operations for such period less (a) the aggregate FF&E Reserves for such Person and its

Subsidiaries for such period, and (b) the aggregate amount of scheduled principal payments on the Total Indebtedness of such Person (excluding optional prepayments and scheduled principal payments in respect of any such Indebtedness which is payable in a single installment at final maturity) required to be made during such period.

                 "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination except that, for purposes of Articles V and VII, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in Section 4.5.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity duly exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Gross Interest Expense" means, for any Person for any period, the sum of (a) the total interest expense in respect of all Indebtedness (excluding all Contingent Obligations) of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, plus capitalized interest of such Person and its Subsidiaries, plus (b) such Person's Pro Rata Share of Gross Interest Expense of such Person's Unconsolidated Entities.

                 "Guarantor" means each direct and indirect wholly owned Subsidiary of the Borrower, comprising, as of the date hereof, (i) FelCor/CSS Hotels, L.L.C., a Delaware limited liability company, (ii) FelCor/LAX Hotels, L.L.C., a Delaware limited liability company, (iii) FelCor/CSS Holdings, L.P., a Delaware limited partnership, (iv) FelCor/St. Paul Holdings, L.P., a Delaware limited partnership, and (v) FelCor/LAX Holdings, L.P., a Delaware limited partnership.

                 "Hazardous Material" means any substance, material or waste which is regulated by any Governmental Authority of the United States as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste," "toxic substance" or words of similar meaning or import under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

                 "Hotel" means any Real Estate or Lease comprising an operating facility offering hotel or other lodging services.

                 "Improvements" has the meaning specified in Section 4.22(c).

                 "Indebtedness" of any Person means, without duplication, the principal amount of (i) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments (including, in the case of the Borrower, the Loans outstanding),
(iii) all indebtedness of such

Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person, (vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value (other than for other equity securities) any Stock or Stock Equivalents of such Person, valued, in the case of mandatorily redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (vii) all Indebtedness referred to in clause (i), (ii), (iii), (iv), (v) or (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (viii) all liabilities of such Person under Title IV of ERISA.

                 "Indemnitees" has the meaning specified in Section 10.4.

                 "Interest Period" means, (a) in the case of any Eurodollar Rate Loan, (i) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.3 or 2.8, and (ii) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.8, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to
Section 2.8; provided, however, that:

                          (A) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                          (B) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                          (C) the Borrower may not select any Interest Period which ends after the Final Maturity Date;

                          (D) until the earlier to occur of (i) such date upon which the Commitment of the Administrative Agent hereunder has been reduced to or below $30,000,000, or (ii) such date as is 90 days after the Closing Date, the Borrower may only select a one month Interest Period in its Notice of Borrowing or Notice of Conversion or Continuation.

                          (E) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $5,000,000; and

                          (F) there shall be outstanding at any one time no more than five (5) Interest Periods in the aggregate.

                 "Interest Rate Contracts" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

                 "Investment" means, with respect to any Person, (a) any loan or advance to any other Person, (b) the ownership, purchase or other acquisition of, any Stock, Stock Equivalents, other equity interest, obligations or other securities of, (i) any other Person, (ii) or all or substantially all of the assets of any other Person, or (iii) all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, or (c) any joint venture or partnership with, or any capital contribution to, or other investment in, any other Person or any real property.

                 "IRS" means the Internal Revenue Service, or any successor thereto.

                 "Joint Venture Hotel" means any Hotel owned by an Eligible Joint Venture

                 "JV%" means, with respect to any Eligible Joint Venture, the percentage ownership interest of Borrower in such Eligible Joint Venture.

                 "Leases" means, with respect to the Borrower or any of its Subsidiaries or Eligible Joint Ventures, all of those leasehold estates in real property owned by the Borrower or such Subsidiary or Eligible Joint Venture, as lessee, as such may be amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

                 "Legal Proceedings" means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or governmental proceedings.

                 "License" means an agreement in favor of either the Borrower or the Operating Lessee as licensee, permitting the use of hotel system trademarks, trade names and any related rights in connection with the ownership or operation of any Hotel.

                 "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor.

                 "Loan" or "Loans" means the revolving credit loan or loans made or to be made by a Lender to the Borrower pursuant to Article II.

                 "Loan Documents" means, collectively, this Agreement, the Notes, the Subsidiary Guaranties and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

                 "Loan Party" means each of the Borrower and each Guarantor.

                 "Majority Lenders" means, at any time, Lenders holding at least 51% of the then aggregate unpaid principal amount of Loans (excluding Loans held by Non-Funding Lenders) or, if no such Loans are then outstanding, Lenders having at least 51% of the Commitments of all Lenders (excluding Non-Funding Lenders).

                 "Management Agreement" means an agreement relating to the operation and/or management of any Hotel between the Operating Lessee and the Manager.

                 "Manager" means Promus, DT Management, Inc., American General Hospitality, Inc., Coastal Hotel Group, Inc., or such other manager as shall be reasonably approved by the Borrower and engaged by the Operating Lessee, as manager under the Management Agreement.

                 "Material Adverse Change" means a material adverse change in any of (i) the condition (financial or otherwise), business, performance, prospects, operations or properties of (A) any Borrower, (B) the Borrower and its Subsidiaries taken as one enterprise or (C) DJONT (ii) the legality, validity or enforceability of any Loan Document, or any material Operating Lease or the Operating Leases taken as a whole, (iii) the ability of the Borrower or its Significant Subsidiaries to repay the Obligations or to perform its obligations under any Loan Document, (iv) the ability of DJONT to perform its obligations under any material Operating Lease or the Operating Leases taken as a whole, or (v) the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents.

                 "Material Adverse Effect" means an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, a Material Adverse Change.

                 "Minimum Tangible Net Worth" means, with respect to the Borrower, at any time, the sum of $500,000,000 plus (a) 75% of the sum of (i) cumulative positive Net Income of the Borrower for each Fiscal Quarter after June 30, 1996 through the date of determination less (ii) cumulative dividends paid by the Borrower or its Subsidiaries after June 30, 1996 during all such Fiscal Quarters; plus (b) 50% of the aggregate net proceeds received by the Borrower or any of its Subsidiaries after June 30, 1996 in connection with any offering of Stock or Stock Equivalents of the Borrower and its Subsidiaries taken as a whole.

                 "Moody's" means Moody's Investor Service Inc.

                 "Multiemployer Plan" means, as of any applicable date, a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, and to which any Loan Party, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, or within the six-year period ending at such date, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                 "Net Income (Loss)" means, for any Person for any period, the aggregate of net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

                 "Net Operating Income" means, with respect to any Hotel, for any period, the sum of the following (without duplication) (a) all gross income, revenues, receipts and all other consideration received by the lessor under the Operating Lease for such Hotel, including, without limitation, base rent, percentage and similar rentals, late charges and interest payments, but excluding extraordinary income and, until earned, security deposits, prepaid rents and other refundable receipts, minus (b) all expenses incurred by the owner of such Hotel during such period pursuant to its obligations as lessor under the Operating

Lease for such Hotel, including, without limitation, real estate taxes, personal property taxes, maintenance and repair costs of a non-capital nature for the structural portions of such Hotel and premiums payable for insurance required to be carried by the lessor on or with respect to such Hotels pursuant to the Operating Lease therefor, but excluding extraordinary expenses; provided that, with respect to any Joint Venture Hotel, "Net Operating Income" shall mean the Net Operating Income from such Hotel multiplied by the applicable JV%.

                 "Non-Funding Lender" has the meaning specified in Section 2.14(f).

                 "Non-Recourse Indebtedness" of any Person means all Indebtedness of such Person with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness; provided, however, that personal recourse of a holder of Indebtedness against any obligor with respect thereto for fraud, misrepresentation, misapplication of cash, waste and other circumstances customarily excluded from non-recourse provisions in non-recourse financing of real estate shall not, by itself, prevent any Indebtedness from being characterized as Non-Recourse Indebtedness, provided further that if a personal recourse claim is made in connection therewith, such claim shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement).

                 "Non-Suite Hotel" means a Hotel that is not a Suite Hotel.

                 "Note" means a promissory note of the Borrower payable to the order of any Lender in a stated principal amount equal to the amount of such Lender's Commitment as originally in effect, in substantially the form of Exhibit A, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender, and "Notes" means, collectively, the Notes.

                 "Notice of Borrowing" has the meaning specified in Section 2.3(a).

                 "Obligations" means the Loans and all other advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Affiliate of any of them or any Indemnitee, of every type and description, present or future, arising under this Agreement or under any other Loan Document, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum then payable by the Borrower under this Agreement or any other Loan Document.

                 "OECD" means the Organization for Economic Cooperation and Development.

                 "Operating Lease" means a lease or sublease relating to any Hotel, between the Borrower or any of its Subsidiaries or Eligible Joint Ventures, as lessor, and the Operating Lessee, as lessee, substantially in the form of the lease annexed as Exhibit H hereto or such other form as shall be approved by the Lender.

                 "Operating Lessee" means DJONT or its wholly owned subsidiary, as lessee under an Operating Lease.

                 "Operator" means the Operating Lessee and/or the Manager or both (as the case may be) responsible for the operation and management of any Hotel.

                 "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award.

                 "Other Taxes" has the meaning specified in Section 2.15(b).

                 "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                 "Pension Plan" means a plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA or Code Section 412 and which any Loan Party, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                 "Permit" means any permit, approval, authorization, license, variance, registration, permission or consent required from a Governmental Authority under an applicable Requirement of Law.

                 "Permitted Liens" means, collectively, (a) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by the Borrower or any of its Subsidiaries or Eligible Joint Ventures in the ordinary course of business which secure its obligations to such Person; provided, however, that (i) the Borrower or such Subsidiary or Eligible Joint Venture is not in default with respect to such payment obligation to such Person, or (ii) the Borrower or such Subsidiary or Eligible Joint Venture is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof; (b) Liens (excluding Environmental Liens) securing taxes, assessments or governmental charges or levies; provided, however, that neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures is in default in respect of any payment obligation with respect thereto unless the Borrower or such Subsidiary or Eligible Joint Venture is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof; and (c) Zoning restrictions, subleases, licenses or concessions for restaurants, bars, gift shops, antennas, communications equipment and similar agreements entered into in the ordinary course of such Person's business in connection with the ownership and operation of a hotel; and easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of the Borrower or any of its Subsidiaries or Eligible Joint Venture or impair, in any material manner, the use of such property for the purposes for which such property is held by the Borrower or any such Subsidiary or Eligible Joint Venture.

                 "Person" means an individual, partnership, corporation (including, without limitation, a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

                 "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which any Loan Party or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                 "Principal Balance" means, collectively, the outstanding principal balances of the Notes from time to time.

                 "Projections" means those financial projections covering the fiscal years ending in 1996 through 2000, inclusive, delivered to the Lenders by the Borrower.

                 "Promus" means Promus Hotels, Inc., a Delaware corporation or any Subsidiary thereof that is a Manager.

                 "Pro Rata Share" means, for any Person, with respect to such Person's Unconsolidated Entities (including, without limitation, any Eligible Joint Ventures), the percentage ownership interest of such Person in such Unconsolidated Entity, provided that, in the event that such Person is the general partner of such Unconsolidated Entity, such Person's Pro Rata Share with respect to such Unconsolidated Entity shall be the percentage of the general partner interests owned by such Person in such Unconsolidated Entity with respect to any Indebtedness for which recourse may be made against any general partner of such Unconsolidated Entity.

                 "Qualified Lease" means any Lease (a) which is a direct ground lease granted by the fee owner of real property, (b) which may be transferred and/or assigned without the consent of the lessor (or as to which the Lease expressly provides that (i) such Lease may be transferred and/or assigned with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed), (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least 40 years, (d) under which no material default has occurred and is continuing, (e) with respect to which a security interest may be granted without the consent of the lessor, and (f) which contains lender protection provisions reasonably acceptable to the Administrative Agent including, without limitation, provisions to the effect that (i) the lessor shall notify any holder of a security interest in such Lease of the occurrence of any default by the lessee under such Lease and shall afford such holder the right to cure such default, and (ii) in the event that such Lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated Lease. Upon the submission to the Administrative Agent of a written request for approval of the lender protection provisions and other terms of a proposed Qualified Lease, the Administrative Agent shall respond by accepting or rejecting such proposal within ten Business Days following receipt of such request.

                 "Ratable Portion" or "ratably" means, except as otherwise specifically provided herein, with respect to any Lender, the quotient obtained by dividing the Commitment of such Lender by the Commitments of all Lenders and that payments of principal of the Loans and interest thereon shall be made pro rata in accordance with the respective unpaid principal amounts of the Loans held by the Lenders.

                 "Real Estate" means all of those plots, pieces or parcels of land now owned or hereafter acquired by the Borrower or any of its Subsidiaries or Eligible Joint Ventures (the "Land"), including, without limitation, those listed on Schedule 4.22(a), together with the right, title and interest of the Borrower or such Subsidiary or Eligible Joint Venture, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

                 "Register" has the meaning specified in Section 10.7.

                 "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property.

                 "Remedial Action" means all actions, including without limitation any Capital Expenditures, required or necessary to (i) clean up, remove, treat or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment, (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) bring facilities on any property owned or leased by the Borrower or any of its Subsidiaries into compliance with all Environmental Laws and Environmental Permits.

                 "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, rules and regulations, including, without limitation, federal, state or local securities, antitrust and licensing laws, all food, health and safety laws, and all applicable trade laws and requirements, including, without limitation, all disclosure requirements of Environmental Laws, ERISA and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "Responsible Officer" means, with respect to any Person, any of the principal executive officers or general partners of such Person.

                 "Restricted Payments" has the meaning specified in Section
7.4.


                 "S&P" means Standard & Poor's Ratings Group and its successors.

                 "Significant Subsidiary" means, at any date of determination,
(i) any Subsidiary of the Borrower which, or (ii) any group of Subsidiaries of the Borrower which when aggregated, at such date, directly or indirectly own(s) or lease(s) one or more Hotels having an aggregate value (calculated on the basis of the Borrower's Investment therein) in excess of $75,000,000.

                 "Solvent" means, with respect to any Person, that the value of the assets of such Person (at fair value) is, on the date of determination, greater than the total amount of liabilities (including, without limitation, contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                 "Status" means the existence of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status or Level VII Status, as the case may be.

                 As used in this definition:

                          "Level I Status" exists at any date if, at such date,
                 either Borrower has a long-term senior unsecured actual or implied debt rating of A- or better by S&P and A3 or better by Moody's;

                          "Level II Status" exists at any date if, at such
                 date, either Borrower has a long-term senior unsecured actual or implied debt rating of BBB+ by S&P and Baa1 by Moody's;

                          "Level III Status" exists at any date if, at such
                 date, either Borrower has a long-term senior unsecured actual or implied debt rating of BBB by S&P and Baa2 by Moody's;

                          "Level IV Status" exists at any date if, at such
                 date, either Borrower has a long-term senior unsecured actual or implied debt rating of BBB- or by S&P and Baa3 by Moody's;

                          "Level V Status" exists at any date if, at such date,
                 either Borrower has a long-term senior unsecured actual or implied debt rating of BB+ by S&P and Ba1 by Moody's;

                          "Level VI Status" exists at any date if, at such
                 date, either Borrower has a long-term senior unsecured actual or implied debt rating of BB by S&P and Ba2 by Moody's; and

                          "Level VII Status" exists at any date if, at such
                 date, either Borrower has a long-term senior unsecured actual or implied debt rating of BB- or lower by S&P and Ba3 or lower by Moody's.

provided that (i) if S&P and/or Moody's shall cease to issue ratings of debt securities of real estate investment trusts generally, then the Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency (or, if both S&P and Moody's shall have so ceased to issue such ratings, on the basis of the Status in effect immediately prior thereto) and (b) after such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be; (ii) if the long term senior unsecured actual or implied debt ratings of either Borrower by S&P and Moody's are not equivalent, the higher rating will apply for the purposes of determining Status; and (iii) if the long term senior unsecured actual or implied debt ratings of either Borrower by S&P and Moody's are two or more Levels apart, the rating one Level below the higher rating will apply for the purposes of determining Status.

                 "Stock" means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

                 "Stock Equivalents" means all securities (other than Stock) convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

                 "Subsidiary" means, with respect to any Person (other than FelCor LP with respect to FelCor), at any date, any corporation, partnership or other business entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

                 "Subsidiary Guaranty" means a guaranty, in substantially the form of Exhibit I, executed by each Guarantor, as such guaranty may be amended, supplemented or otherwise modified from time to time.

                 "Suite Hotel" means a Hotel offering substantially all suite accommodations.

                 "Suite Revenues" has the meaning ascribed to such term in the form of Operating Lease attached as Exhibit H hereto.

                 "Super Majority Lenders" means, at any time, Lenders holding at least 66-2/3% of the then aggregate unpaid principal amount of Loans (excluding Loans held by Non-Funding Lenders) or, if no such Loans are then outstanding, Lenders having at least 66-2/3% of the Commitments of all Lenders (excluding Non-Funding Lenders).

                 "Swing Advance" has the meaning set forth in Section 2.17.

                 "Swing Advance Bank" means Chase.

                 "Tangible Net Worth" means, with respect to the Borrower at any date, (a) the sum of (i) the total shareholders' equity of FelCor, and (ii) the value of all partnership interests in FelCor LP owned by Persons other than FelCor; minus (b) the sum of all intangible assets of

FelCor, each as shown on the consolidated balance sheet of FelCor as of such date.

                 "Tax Affiliate" means, as to any Person, (i) any Subsidiary of such Person, and (ii) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

                 "Tax Return" has the meaning specified in Section 4.3.

                 "Taxes" has the meaning specified in Section 2.15(a).

                 "Telerate Page 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for U.S. Dollar deposits). Any Eurodollar Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such Service.

                 "Termination Date" means the earliest of (i) October 15, 1996 unless the Closing Date occurs prior thereto, (ii) the Final Maturity Date, and
(iii) the date of termination in whole of the Commitments pursuant to Section
2.5 or 8.2.

                 "Total Assets" of any Person means, at any date, the total assets of such Person and its Subsidiaries at such date determined on a consolidated basis in conformity with GAAP.

                 "Total Indebtedness" of any Person means the sum of the following (without duplication): (a) all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP, plus
(b) such Person's Pro Rata Share of Indebtedness (excluding Non-Recourse Indebtedness) of such Person's Unconsolidated Entities.

                 "Total Secured Indebtedness" of any Person means any Total Indebtedness of such Person for which the obligations thereunder are secured by a pledge of or other encumbrance on any assets of such Person or its Subsidiaries or Unconsolidated Entities.

                 "Unconsolidated Entity" means, with respect to any Person, at any date, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared as of such date.

                 "Unencumbered" means, with respect to any Hotel, at any date of determination, the circumstance that such Hotel on such date:

         (a) is not subject to any Liens (including restrictions on transferability or assignability) of any kind (including any such Lien or restriction imposed by (i) any agreement governing Indebtedness, and (ii) the organizational documents of the Borrower or any of its Subsidiaries or Eligible Joint Ventures, but excluding Permitted Liens and, in the case of any Qualified Lease (to the extent permitted by the definition thereof), restrictions on transferability or assignability in respect of such Lease);

         (b) is not subject to any agreement (including (i) any agreement governing Indebtedness, and (ii) if applicable, the organizational documents of the Borrower or any of its Subsidiaries or Eligible Joint Ventures) which prohibits or limits the ability of the Borrower or any of its Subsidiaries or Eligible Joint Ventures to create, incur, assume or suffer to exist any Lien upon such Hotel, other than Permitted Liens (excluding any agreement or organizational document which limits generally the amount of Indebtedness which may be incurred by the Borrower or its Subsidiaries or Eligible Joint Ventures); and

         (c) is not subject to any agreement (including any agreement governing Indebtedness) which entitles any Person to the benefit of any Lien (other than Permitted Liens) on such Hotel, or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause).

For the purposes of this Agreement, any Joint Venture Hotel or Hotel owned by a Subsidiary or Eligible Joint Venture of the Borrower shall not be deemed to be Unencumbered unless both (i) such Hotel and (ii) all Stock owned directly or indirectly by Borrower in such Eligible Joint Venture or Subsidiary, is Unencumbered.

                 1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                 1.3. Accounting Terms. All accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                 1.4. Certain Terms. (a) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

                 (b) The terms "Lender" and "Administrative Agent" include their respective successors and the term "Lender" includes each assignee of such Lender who becomes a party hereto pursuant to Section 10.7.

                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

                 2.1. The Loans. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a "Loan") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Commitment; provided, however, that at no time shall any Lender be obligated to make a Loan in excess of such Lender's Ratable Portion of the Available Credit. Within the limits of each Lender's Commitment, amounts prepaid pursuant to Section 2.7(b) may be reborrowed under this Section 2.1. The Loans of each Lender shall be evidenced by the Note to the order of such Lender.

                 2.2      Intentionally Omitted.

                 2.3 Making the Loans. (a) Each Borrowing shall be made on notice, given by the Borrower to the Administrative Agent not later than (i) 11:00 A.M. (New York City time) on the third (3rd) Business Day prior to the date of the proposed Borrowing in the case of Eurodollar Rate Loans, and (ii) 11:00 A.M. (New York City time) on the Business Day prior to the date of the proposed Borrowing in the case of Base Rate Loans. Each such notice (a "Notice of Borrowing") shall be in substantially the form of Exhibit B, specifying therein (i) the date of such proposed Borrowing, (ii) the aggregate amount of such proposed Borrowing, (iii) the amount thereof, if any, requested to be Eurodollar Rate Loans, and (iv) the initial Interest Period or Periods for any such Eurodollar Rate Loans. The Loans shall be made as Base Rate Loans unless (subject to Section 2.12) the Notice of Borrowing specifies that all or a pro rata portion thereof shall be Eurodollar Rate Loans; provided, however, that the aggregate of the Eurodollar Rate Loans for each Interest Period must be in an amount of not less than $5,000,000 or an integral multiple of $500,000 in excess thereof.

                 (b) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate under Section 2.9, and each Lender's Ratable Portion of the proposed Borrowing. Each Lender shall, before 12:00 Noon (New York City time) on the date of the proposed Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 10.2, in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. By 12:00 Noon (New York City time) in the case of Eurodollar Rate Loans and Base Rate Loans, on the date specified by the Borrower in the

Notice of Borrowing, subject to fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address; provided that in the event that the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent shall be under no obligation to fund such Lender's Ratable Portion of such Borrowing.

                 (c) Each Base Rate Loan shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof.

                 (d)      Intentionally omitted.

                 (e) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any proposed Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such proposed Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any Eurodollar Rate Loan to be made by such Lender as part of such proposed Borrowing when such Eurodollar Rate Loan, as a result of such failure, is not made on such date.

                 (f) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.3 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have to the Borrower hereunder.

                 (g) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

                 2.4. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender, a commitment fee (the "Commitment Fee") equal to the Applicable Margin times the average daily unused portion of such Lender's Commitment, from the date hereof until the Termination Date, payable in arrears with respect to each full calendar quarter on (i) the last day of each calendar quarter during the term of such Lender's Commitment, commencing December 31, 1996, (ii) on the date of any reduction of the Commitments pursuant to Section 2.5 and (iii) on the Termination Date. For purposes of this Section 2.4, Swing Advances shall be included as part of the unused portion of the Commitments.

                 (b) The Borrower has agreed to pay to Chase additional fees, the amount and dates of payment of which are embodied in a separate agreement between the Borrower and Chase.

                 2.5. Reduction and Termination of the Commitments. The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided, however, that each partial reduction shall be in the aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                 2.6. Repayment. The Borrower shall repay the entire unpaid principal amount of the Loans on the Termination Date.

                 2.7. Prepayments. (a) The Borrower shall have no right to prepay the principal amount of any Loan other than as provided in this Section 2.7.

                 (b) The Borrower may, upon at least two (2) Business Days' prior notice to the Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Loans in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that any prepayment of any Eurodollar Rate Loan made other than on the last day of an Interest Period for such Loan shall be subject to payment by the Borrower to the Administrative Agent of any costs, fees or expenses incurred by any Lender in connection with such prepayment including without limitation any costs to unwind any Eurodollar Rate contracts; and, provided, further, that each partial prepayment shall be in an aggregate principal amount not less than $3,000,000 or integral multiples of $100,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of the Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

                 (c) If at any time the aggregate principal amount of Loans outstanding at such time exceeds the lower of the Borrowing Base or the Commitments at such time (a "Borrowing Base Imbalance"), the Borrower shall prepay the Loans then outstanding in an amount equal to such excess, together with accrued interest as follows:

                          (i) in the event that the Borrowing Base Imbalance is due to (A) any sale, conveyance, transfer, assignment or other disposition of an Eligible Hotel, or (B) a financing secured by an Eligible Hotel, the prepayment shall be made within one (1) Business Day of such event occurring;

                          (ii) in the event that the Borrowing Base Imbalance is due to any (A) condemnation or taking by eminent domain of an Eligible Hotel, or (B) loss, damage or destruction by casualty to any Eligible Hotel, the prepayment shall be made within one (1) Business Day after receipt by the Borrower or its Subsidiary or Eligible Joint Venture of the condemnation award or insurance proceeds relating to such event; or

                          (iii)   in the event that the Borrowing Base
         Imbalance is due to (A) a decrease in the value of any Eligible Hotels, or (B) any of the Eligible Hotels ceasing, for whatever reason, to meet the requirements for Eligible Hotels set forth herein, the prepayment shall be made within 180 days of such event.

                 2.8. Conversion/Continuation Option. (a) Swing Advances shall be automatically converted to Base Rate Loans on the Business Day following the date of borrowing thereof.

                 (b) The Borrower may elect (i) at any time to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans, (ii) at any time to convert Swing Advances or any portion thereof to Base Rate Loans or Eurodollar Rate Loans, or (iii) at the end of any Interest Period with respect thereto, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans, or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate of the Eurodollar Loans for each Interest Period therefor must be in the amount of $5,000,000 or an integral multiple of $500,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of all Lenders in accordance with their Ratable Portion. Each such election shall be in substantially the form of Exhibit C hereto (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three (3) Business Days' prior written notice thereof specifying (A) the amount and type of conversion or continuation, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the Interest Period therefor, and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the Interest Period therefor). The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the contents thereof and such Lender's Ratable Portion of the Loans to be converted. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans or Swing Advances to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any Interest Period therefor, shall be permitted at any time at which a Default or an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this Section 2.8, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the Interest Period therefor, such Loans will be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

                 2.9. Interest. (a) The Borrower shall pay interest on the unpaid principal amount of each Loan from the date thereof until the principal amount thereof shall be paid in full, at the following rates per annum:

                          (i) For Base Rate Loans, at a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin, payable monthly on the first day of each month, on the Termination Date and on the date any Base Rate Loan is converted or paid in full.

                          (ii) For Eurodollar Rate Loans, at a rate per annum equal at all times during the applicable Interest Period for each Eurodollar Rate Loan to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect on the first day of such Interest Period, payable on the last day of such Interest Period, on the Termination Date and, if such Interest Period has a duration of more than three months, on the last day of each calendar quarter during such Interest Period commencing on December 31, 1996.

                 (b) If the principal indebtedness is declared immediately due and payable by the Administrative Agent pursuant to the provisions of this Agreement or any other Loan Document, or if the Loans are not paid in full on the Termination Date, the Borrower shall thereafter, unless and until such date, if any, as the Super Majority Lenders may elect, in their sole and absolute discretion, to waive, in writing, all or any portion of such default rate interest, pay interest on the principal sum then remaining unpaid from the date of such declaration or the Termination Date, as the case may be, until the date on which the principal sum then outstanding is paid in full (whether before or after judgment), at a rate per annum (calculated for the actual number of days elapsed on the basis of a 360-day year) equal to the greater, on a daily basis, of (a) 13% or (b) 4% plus the Base Rate, provided, however, that such interest rate shall in no event exceed the maximum interest rate which the Borrower may by law pay.

                 2.10. Interest Rate Determination and Protection. (a) The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent two Business Days before the first day of such Interest Period.

                 (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.9(a) or (b).

                 (c) If, with respect to Eurodollar Rate Loans, the Majority Lenders in good faith notify the Administrative Agent that the Eurodollar Rate for any Interest Period therefor will not adequately reflect the cost to such Majority Lenders of making such Loans or funding or maintaining their respective Eurodollar Rate Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

                     (i) each Eurodollar Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan; and

                     (ii) the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                 2.11. Increased Costs. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate Reserve Percentage) or
(ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. If the Borrower so notifies the Administrative Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.11, the Borrower may either (A) prepay in full all Eurodollar Rate Loans of such Lender then outstanding in accordance with Section 2.7(b) and, additionally, reimburse such Lender for such increased cost in accordance with this Section 2.11 or (B) convert all Eurodollar Rate Loans of all Lenders then outstanding into Base Rate Loans in accordance with Section 2.8 and, additionally, reimburse such Lender for such increased cost in accordance with this Section 2.11.

                 2.12. Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall terminate and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Loans of such Lender then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of such notice and demand, converts all Eurodollar Rate Loans of all Lenders then outstanding into Base Rate Loans.

                 2.13. Capital Adequacy. If (i) the introduction of or any change in or in the interpretation of any law or regulation, (ii) compliance with any law or regulation, or (iii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender and such Lender reasonably determines that such amount is based upon the existence of such Lender's Commitments and Loans and its other commitments and loans of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Commitments and Loans. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

                 2.14. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in Section 10.2 in immediately available funds without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees (other than amounts payable pursuant to Section 2.11, 2.12, 2.13, 2.15 or 2.17) to the Lenders, in accordance with their respective Ratable Portions, for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. To the extent the foregoing payments are received by the Administrative Agent prior to 11:00 A.M. (New York City time) and are not distributed to the Lenders on the same day, the Administrative Agent shall pay to each Lender in addition to the amount distributed to such Lender, interest thereon, for each day from the date such amount is received by the Administrative Agent until the date such amount is distributed to such Lender, at the Federal Funds Rate. Payment received by the Administrative Agent after

11:00 A.M. (New York City time) shall be deemed to be received on the next Business Day.

                 (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Loan held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

                 (c) All computations of interest based on the Base Rate, the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                 (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the next preceding Business Day.

                 (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder to the Lenders that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                 (f) If any Lender (a "Non-Funding Lender") has (x) failed to make a Loan required to be made by it hereunder, and the Administrative Agent has determined that such Lender is not likely to make such Loan or (y) given notice to the Borrower or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, Loans, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 or otherwise, (i) such Non-Funding Lender shall lose any and all voting rights hereunder, and (ii) any payment made on account of the principal of the Loans outstanding shall be made as follows:

                           (A) in the case of any such payment made on any date when and to the extent that, in the determination of the Administrative Agent, the Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Commitments and to satisfy any applicable conditions precedent set forth in Article III to such reborrowing, such payment shall be made on account of the outstanding Loans held by the Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Loans of such Lenders;

                      (B) otherwise, such payment shall be made on account of the outstanding Loans held by the Lenders pro rata according to the respective outstanding principal amounts of such Loans; and

                      (C) any payment made on account of interest on the Loans shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on the Loans with respect to which such payment is being made.

                 2.15. Taxes. (a) Any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities (excluding, in the case of such Lender or the Administrative Agent, taxes imposed by reason of any failure of such Lender or the Administrative Agent, if such Lender or the Administrative Agent is entitled at such time to a total or partial exemption from withholding that is required to be evidenced by a United States Internal Revenue Service Form 1001 or 4224 or any successor or additional form, to deliver to the Administrative Agent or the Borrower, from time to time as required by the Administrative Agent or the Borrower, such Form 1001 or 4224 (as applicable) or any successor or additional form, completed in a manner reasonably satisfactory to the Administrative Agent or the

Borrower) being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 2.15) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions,
(iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxation or other authority.

                 (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

                 (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including, without limitation, for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                 (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.2, the original or a certified copy of a receipt evidencing payment thereof.

                 (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15 shall survive the payment in full of the Obligations.

                 (f) Prior to the Closing Date in the case of each Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Lender organized under the laws of a jurisdiction outside the United States that is entitled to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrower with an IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS certifying as to such Lender's entitlement to such exemption or reduced rate with respect to all payments to be made to such Lender hereunder and under the Notes. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

                 (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.15 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                 2.16. Sharing of Payments, Etc.. (a) If any Lender (other than the Swing Advance Bank) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set off or otherwise) on account of Loans made by it (other than pursuant to Section 2.13 or 2.15), and there is any Swing Advance outstanding in respect of which the Swing Advance Bank has not received payment in full from the Lenders pursuant to Section 2.17(d) or (e), such Lender (a "Purchasing Lender") shall purchase a participation in all such Swing Advances in an amount equal to the lesser of such payment and the amount of such Swing Advances for which the Swing Advance Bank has not so received payment in full. If, after giving effect to the foregoing, any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it (other than pursuant to Sections 2.13 or 2.15) in excess of its Ratable Portion of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in their Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them.

                 2.17. Swing Advances. (a) The Swing Advance Bank, on the terms and subject to the conditions contained in this Agreement, shall make advances (each a "Swing Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the day preceding the Termination Date in an aggregate amount not to exceed at any time outstanding the lesser of (i)

$15,000,000, and (ii) the Available Credit; provided that the Swing Advance Bank shall not be requested to make a Swing Advance to refinance an outstanding Swing Advance. The Swing Advance Bank shall be entitled to rely on the most recent Borrowing Base Certificate delivered to the Administrative Agent.
Within the limits set forth above, Swing Advances repaid may be reborrowed under this Section 2.17.

                 (b) Each Swing Advance shall be made upon a Notice of Borrowing for a Swing Advance being given by the Borrower to the Swing Advance Bank by no later than 11:00 A.M. (New York City time) on the Business Day of the proposed Swing Advance. Upon fulfillment of the applicable conditions set forth in Article III, the Swing Advance Bank will make each Swing Advance available on the same day to the Borrower at the Agent's address referred to in
Section 10.2. All Swing Advances shall bear interest at the same rate, and be payable on the same basis, as Base Rate Loans and shall be converted to Base Rate Loans pursuant to Section 2.8(a).

                 (c) Each Swing Advance shall be in an aggregate amount of not less than $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof.

                 (d) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing for a Swing Advance and each Lender's Ratable Portion thereof. Each Lender shall before 12:00 Noon (New York City time) on the next Business Day (the "Settlement Date") make available to the Administrative Agent, in immediately available funds, the amount of its Ratable Portion of the principal amount of such Swing Advance. Upon such payment by a Lender, such Lender shall be deemed to have made a Loan to the Borrower in the amount of such payment. The Administrative Agent shall use such funds to repay the Swing Advance to the Swing Advance Bank.

To the extent that any Lender fails to make such payment to the Swing Advance Bank, the Borrower shall repay such Swing Advance on demand and in any event on the Termination Date.

                 (e)  During the continuance of a Default under Section
8.1(e), each Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Advance otherwise required to be repaid by such Lender pursuant to the preceding paragraph, which participation shall be in a principal amount equal to such Lender's Ratable Portion of such Swing Advance, by paying to the Swing Advance Bank on the date on which such Lender would otherwise have been required to make a payment in respect of such Swing Advance pursuant to the preceding paragraph, in immediately available funds, an amount equal to such Lender's Ratable Portion of such Swing Advance. If such amount is not in fact made available to the Swing Advance Bank on the date when the Swing Advance would otherwise be required to be made pursuant to the preceding paragraph, the Swing Advance Bank shall be entitled to recover such amount on demand from that Lender together with interest accrued from such date at the Federal Funds Rate. From and after the date on which any Lender purchases an undivided participation interest in a Swing Advance pursuant to this paragraph
(e), the Swing Advance Bank shall promptly distribute to such Lender such Lender's Ratable Portion of all payments of principal and of interest on such Swing Advance, other than those received from a Lender pursuant to Section 2.16 or this or the preceding paragraph (d). If any payment made by or on behalf of the Borrower and received by the Swing Advance Bank with respect to any Swing Advance is rescinded or must otherwise be returned by the Swing Advance Bank for any reason and the Swing Advance Bank has made a payment to the Administrative Agent, on account thereof, each Lender shall, upon notice to the Swing Advance Bank, forthwith pay over to the Swing Advance Bank an amount equal to such Lender's pro rata share of the payment so rescinded or returned based on the respective amounts paid in respect thereof to the Lenders pursuant to the preceding paragraph (d).

                                  ARTICLE III

                             CONDITIONS OF LENDING

                 3.1. Conditions Precedent to Initial Loans. The obligation of each Lender to make its initial Loan is subject to satisfaction of the conditions precedent that the Administrative Agent shall have received, on the Closing Date, the following, each dated the Closing Date unless otherwise indicated, in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

                 (a)  The Notes to the order of the Lenders, respectively.

                 (b) A certificate of the Secretary or an Assistant Secretary of each Loan Party (or, as applicable, of such Loan Party's partners) certifying (i) the resolutions of its Board of Trustees or Directors, as appropriate, approving each Loan Document to which it is a party, (ii) all documents evidencing other necessary trust, partnership or corporate action, as appropriate, and required governmental and third party approvals, licenses and consents with respect to each Loan Document to which it is a party and the transactions contemplated thereby, (iii) a copy of its and each of its Subsidiaries' and Eligible Joint Ventures' declaration of trust, certificates of incorporation, by-laws, partnership agreements and certificates of partnership as appropriate, as of the Closing Date, and (iv) the names and true signatures of each of its officers who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Person.

                 (c) A copy of the declaration of trust or articles or certificate of incorporation or partnership agreement or certificate of partnership, as appropriate, of each Loan Party and of each of its Subsidiaries and Eligible Joint Ventures which is not a Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party or Subsidiary, together with certificates of such official attesting to the good standing of each such Loan Party, Subsidiary and Eligible Joint Ventures.

                 (d) Favorable opinion(s) of counsel to the Loan Parties, in substantially the form(s) of Exhibit D, and as to such other matters as any Lender through the Administrative Agent may reasonably request.

                 (e) A certificate of the chief financial officer of the Borrower, stating that the Borrower is Solvent after giving effect to the initial Loans, the application of the proceeds thereof in accordance with
Section 6.10 and the payment of all estimated legal, accounting and other fees related hereto and thereto.

                 (f) Evidence that the insurance required by Section 6.4 is in full force and effect.

                 (g) Such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

                 (h) A certificate, signed by a Responsible Officer of the Borrower, stating that the following statements are true and correct on the Closing Date:

                             (i) The statements set forth in Section 3.3 are true after giving effect to the Loans being made on the Closing Date.

                            (ii) All costs and accrued and unpaid fees and expenses (including, without limitation, legal fees and expenses) required to be paid to the Lenders on or before the Closing Date, including, without limitation, those referred to in Sections 2.4 and 10.4, to the extent then due and payable, have been paid.

                           (iii) All necessary governmental and third party approvals required to be obtained by any Loan Party in connection with the transactions contemplated hereby have been obtained and remain in effect, and all applicable waiting periods have expired without any action being taken by any competent authority which restrains, prevents, impedes, delays or imposes materially adverse conditions upon any of the transactions contemplated hereby.

                            (iv) There exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon any of the transactions contemplated hereby.

                             (v)  There exists no claim, action, suit,
         investigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority which relates to the Loan Documents or the financing hereunder or which, if adversely determined, would have a Material Adverse Effect.

                            (vi) There has been no Material Adverse Change since June 30, 1996 in the corporate, capital or legal structure of the Borrower or any of its Subsidiaries without the consent of the Administrative Agent.

                           (vii) The Borrower's Tangible Net Worth is not less than $500,000,000.

                 (i) A Borrowing Base Certificate, executed by a Responsible Officer of the Borrower, satisfactory to the Administrative Agent, together with copies of the Eligible Hotel Documents in respect of each of the Eligible Hotels shown listed thereon.

                 (j) A Compliance Certificate, executed by the Chief Financial Officer of the Borrower substantially in the form attached as Exhibit G hereto.

                 (k) The Subsidiary Guaranties, duly executed by each Guarantor.

                 3.2. Additional Conditions Precedent to Initial Loans. The obligation of each Lender to make its initial Loan is subject to the further conditions precedent that:

                 (a) No Lender in its sole judgment exercised reasonably shall have determined (i) that there has been any Material Adverse Change since June 30, 1996 or (ii) that there has occurred any adverse change which such Lender deems material in the financial markets generally, since June 30, 1996 or (iii) that there is any claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or threatened in any court or before any arbitrator or Governmental Authority which, if adversely determined, would have a Material Adverse Effect; and nothing shall have occurred since June 30, 1996 which, in the judgment of any Lender, has had a Material Adverse Effect.

                 (b) Each Lender shall be satisfied, in its sole judgment, exercised reasonably, with the corporate, capital, legal and management structure of the Borrower and its Subsidiaries, and shall be satisfied, in its sole judgment exercised reasonably, with the nature and status of all Contractual Obligations, securities, labor, tax, ERISA, employee benefit, environmental, health and safety matters, in each case, involving or affecting the Borrower or any of its Subsidiaries.

                 (c) The $100MM Facility shall have been converted to a secured term loan in an aggregate principal sum not exceeding $85,000,000 with a final maturity of September 30, 2000 and all material documentation evidencing such conversion, in form and substance satisfactory to the Administrative Agent, shall have been received by the Administrative Agent.

                 3.3. Conditions Precedent to Each Loan. The obligation of each Lender to make any Loan (including the Loan being made by such Lender on the Closing Date) shall be subject to the further conditions precedent that:

                 (a) The following statements shall be true on the date of such Loan, before and after giving effect thereto and to the application of the proceeds therefrom (and the acceptance by the Borrower of the proceeds of such Loan shall constitute a representation and warranty by the Borrower that on the date of such Loan such statements are true):

                      (i) The representations and warranties of the Borrower contained in Article IV and of each Loan Party in the other Loan Documents are correct on and as of such date as though made on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made on a specified date shall be required to be true and correct only as of such specified date); and

                      (ii) No Default or Event of Default exists or will result from the Loans being made on such date.

                 (b) The making of the Loans on such date does not violate any Requirement of Law and is not enjoined, temporarily, preliminarily or permanently.

                 (c) The Administrative Agent shall have received a Borrowing Base Certificate, executed by a Responsible Officer of the Borrower, satisfactory to the Administrative Agent, together with (to the extent not previously delivered) copies of the Eligible Hotel Documents in respect of each of the Eligible Hotels shown listed thereon.

                 (d) The Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 To induce the Lenders and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants to the Lenders and the Administrative Agent that:

                 4.1. Existence; Compliance with Law. Each Loan Party and each of its Subsidiaries and Eligible Joint Ventures (i) is a real estate investment trust or a corporation, limited liability company or limited partnership, as specified herein, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (ii) is duly qualified as a foreign corporation, limited liability company or limited partnership and in good standing under the laws of each jurisdiction where such qualification is necessary, except for failures which in the aggregate have no Material Adverse Effect; (iii) has all requisite corporate, limited liability company or partnership power and authority and the legal right to own, pledge and mortgage its properties, to lease (as lessee) the properties that it leases as lessee, to lease or sublease (as lessor) the properties it owns and/or leases (as lessee) and to conduct its business as now or currently proposed to be conducted; (iv) is in compliance with its declaration of trust or certificate of or formation and by- laws, regulations or partnership agreement, as appropriate; (v) is in compliance with all other applicable Requirements of Law except for such non-compliances as in the aggregate have no Material Adverse Effect; and (vi) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, leasing and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or failures which in the aggregate have no Material Adverse Effect.

                 4.2. Power; Authorization; Enforceable Obligations. (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions related to the financing contemplated hereby:

                     (i) are within such Loan Party's corporate, partnership or trust powers, as appropriate;

                     (ii) have been duly authorized by all necessary corporate, partnership or trust action, as appropriate, including, without limitation, the consent of stockholders and general and/or limited partners where required;

                    (iii) do not and will not (A) contravene any Loan Party's or any of its Subsidiaries' or Eligible Joint Ventures' respective declaration of trust, certificate of incorporation or formation or by-laws, regulations, partnership agreement or other comparable governing documents, (B) violate any other applicable Requirement of Law (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Loan Party or any of its Subsidiaries or Eligible Joint Ventures, or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries or Eligible Joint Ventures; and

                     (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been obtained or made and copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1, and each of which on the Closing Date will be in full force and effect.

                 (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to Section 3.1, duly executed and delivered by each Loan Party party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforcement of creditor's rights and remedies generally.

                 4.3. Taxes. All federal, state, local and foreign tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns, are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith and by appropriate proceedings if (i) adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP and (ii) all such non-payments in the aggregate have no Material Adverse Effect. Proper and accurate amounts have been withheld by the Borrower and each of its respective Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. None of the Borrower or any of its Tax Affiliates has (i) executed or filed with the IRS any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges; (ii) agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; or (iii) any obligation under any written tax sharing agreement.

                 4.4. Full Disclosure. No written statement prepared or furnished by or on behalf of any Loan Party or any of its Affiliates in connection with any of the Loan Documents or the consummation of the transactions contemplated thereby, and no financial statement delivered pursuant hereto or thereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                 4.5. Financial Matters. (a) The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1995, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Coopers & Lybrand, L.L.P. and the consolidated balance sheets of the Borrower and its Subsidiaries as at June 30, 1996, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the six months then ended, certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at June 30, 1996, and said statements of income, retained earnings and cash flows for the six months then ended, to year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

                 (b) Since June 30, 1996, there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

                 (c) Neither the Borrower nor any of its Subsidiaries had at June 30, 1996 any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the balance sheet at such date referred to in subsection (a) above or in the notes thereto.

                 (d) The Projections that have been delivered to each Lender, were prepared on the basis of the assumptions expressed therein, which assumptions the Borrower believed to be reasonable based on the information available to the Borrower at the time so furnished and on the Closing Date.

                 (e) The Borrower is, and on a consolidated basis the Borrower and its Subsidiaries are, Solvent.

                 4.6. Litigation. There are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Borrower, any of its Subsidiaries or Eligible Joint Ventures, or (to the best knowledge of the Borrower) any Operating Lessee or any of their respective properties or revenues before any court, Governmental Authority or arbitrator, other than those that in the aggregate, if adversely determined, would have no Material Adverse Effect. The performance of any action by (a) any Loan Party required or contemplated by any of the Loan Documents or (b) any Operator required or contemplated by any Operating Lease or Management Agreement is not, to the best knowledge of the Borrower, restrained or enjoined (either temporarily, preliminarily or permanently), and, to the best knowledge of the Borrower, no material adverse condition has been imposed by any Governmental Authority or arbitrator upon any of the foregoing transactions contemplated by the aforementioned documents.

                 4.7. Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                 4.8. Ownership of Borrower and DJONT; Subsidiaries. (a) The authorized capital stock of FelCor consists of (i) 50,000,000 shares of common stock, $.01 par value per share, of which 23,495,057 shares are issued and outstanding as of the date hereof, and (ii) 10,000,000 shares of preferred stock, $.01 par value per share, of which 6,050,000 shares, designated as $1.95 Series A Cumulative Convertible Preferred Stock, $25.00 per share liquidation preference, are outstanding as of the date hereof. All of the outstanding capital stock of FelCor has been validly issued, is fully paid and non-assessable. At least 200,000 shares of FelCor common stock, and/or units of limited partner interest in FelCor LP that are redeemable for common stock of FelCor is owned, in the aggregate, beneficially by Hervey A. Feldman and Thomas J. Corcoran, Jr., free and clear of all Liens.

                 (b) FelCor is the sole general partner of FelCor LP and, as of the date hereof, owns beneficially and of record at least 88.2% of the partnership interests of FelCor LP free and clear of all Liens.

                 (c) As of the date hereof, the membership interests of DJONT consist of 50% voting Class A membership interests, 50% non-voting Class B membership interests, and non-voting Class C and Class D membership interests, each of which provides for limited distributions based solely upon the operations of a single Hotel. Hervey A. Feldman and Thomas J. Corcoran, Jr. each own, beneficially, 25% of the voting Class A membership interests in DJONT, free and clear of all Liens.

                 (d) Set forth on Schedule 4.8 hereto is a complete and accurate list showing, as of the date hereof, all Subsidiaries and Unconsolidated Entities of the Borrower and, as to each such Subsidiary and Unconsolidated Entity, the jurisdiction of its formation and the percentage of the outstanding Stock of each class owned (directly or indirectly) by the Borrower. No Stock of any Subsidiary or Unconsolidated Entity of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding capital Stock of each such Subsidiary and Unconsolidated Entity owned by the Borrower has been validly issued, is fully paid and (except for partnership interests) non-assessable, and all outstanding capital Stock of its Subsidiaries and Unconsolidated Entities owned by the Borrower is free and clear of all Liens. Neither the Borrower nor any such Subsidiary or Unconsolidated Entity is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any shares of Stock of any such Subsidiary or Unconsolidated Entity, other than those imposed by Requirements of Law, or the Loan Documents.

                 4.9.  ERISA.  (a)  There are no Multiemployer Plans.

                 (b) Each Plan and any related trust intended to qualify under Code Section 401 or 501 has been determined by the IRS to be so qualified and to the best knowledge of the Borrower nothing has occurred which would cause the loss of such qualification.

                 (c) None of the Borrower, any of its Subsidiaries or any ERISA Affiliate, with respect to any Pension Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the Code or
Section 302 of ERISA or the terms of any such plan, and all required contributions and benefits have been paid in accordance with the provisions of each such plan.

                 (d) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or proceedings (other than claims for benefits in the normal course), relating to any Plan other than those that in the aggregate, if adversely determined, would have no Material Adverse Effect.

                 (e) No Pension Plan has any unfunded accrued benefit liabilities, as determined by using reasonable actuarial assumptions utilized by such plan's actuary for funding purposes. Within the last five years none of the Borrower, any of its Subsidiaries or any ERISA Affiliate has caused a Pension Plan with any such liabilities to be transferred outside of its "controlled group" (within the meaning of Section 4001(a)(14) of ERISA).

                 (f) No Plan provides for continuing health, disability, accident or death benefits or coverage for any participant or his or her beneficiary after such participant's termination of employment (except as may be required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary) which would result in the aggregate under all Plans in a liability in an amount which would have a Material Adverse Effect.

                 (g) None of the assets of any of the Loan Parties are subject to Title I of ERISA because they consist of "plan assets" within the meaning of DOL Regulation Section 2510.3-101 by reason of an equity investment in any of the Loan Parties.

                 4.10. Indebtedness. Except as disclosed on Schedule 4.10, as of the date hereof, none of the Borrower or any of its Subsidiaries or Unconsolidated Entities has any Indebtedness.

                 4.11. Restricted Payments. From and after the Closing Date, the Borrower has not declared or made any Restricted Payments (other than those permitted pursuant to Section 7.4).

                 4.12. No Burdensome Restrictions; No Defaults. (a) No Loan Party nor any of its Subsidiaries or Eligible Joint Ventures (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse

Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a Lien on the property or assets of any such Loan Party or its Subsidiaries, or (ii) is subject to any charter or corporate restriction which has a Material Adverse Effect.

                 (b) No Loan Party or Subsidiary or Eligible Joint Venture of any Loan Party is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary or Eligible Joint Venture of a Loan Party, other than those defaults which in the aggregate have no Material Adverse Effect.

                 (c) No Event of Default or Default has occurred and is continuing.

                 (d) There is no Requirement of Law the compliance with which by any Loan Party would have a Material Adverse Effect.

                 (e) As of the date hereof, no Subsidiary or Eligible Joint Venture of the Borrower is subject to any Contractual Obligation (other than as set forth in the governing documents thereof) restricting or limiting its ability to transfer its assets to the Borrower or to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of any such shares or any shareholder rights.

                 4.13. Investments. Except as disclosed on Schedule 4.8 or 4.13, the Borrower and its Subsidiaries considered as a single enterprise, is not engaged in any joint venture or partnership with any other Person nor does it maintain any Investment, as of the date hereof.

                 4.14. Government Regulation. Neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, or subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or any other federal or state statute or regulation such that its ability to incur Indebtedness is limited, or its ability to consummate the transactions contemplated hereby or by any other Loan Document, or the exercise by the Administrative Agent or any Lender of rights and remedies hereunder or thereunder, is impaired. The making of the Loans by the Lenders, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents will not cause the Borrower or any of its Subsidiaries or Eligible Joint Ventures to violate any provision of any of the foregoing or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

                 4.15. Insurance. All policies of insurance of any kind or nature owned by or issued to or for the benefit of any Loan Party or any of its Subsidiaries or Eligible Joint Ventures, or issued in respect of any real property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of such Person. No Loan Party or any of its Subsidiaries or

Eligible Joint Ventures has been refused insurance for which it applied or had any policy of insurance terminated (other than at its request).

                 4.16. Labor Matters. (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving the Borrower or its Subsidiaries or their respective Hotels, other than those which in the aggregate have no Material Adverse Effect.

                 (b) There are no unfair labor practice charges, arbitrations or grievances pending against or involving, or to the knowledge of the Borrower threatened against or involving the Borrower or its Subsidiaries or Eligible Joint Ventures, other than those which, in the aggregate, if resolved adversely to the Borrower or such Subsidiary or Eligible Joint Venture, would have no Material Adverse Effect.

                 (c) As of the Closing Date, neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures are parties to, or have any obligations under, any collective bargaining agreement.

                 (d) There is no organizing activity involving the Borrower or any of its Subsidiaries or Eligible Joint Ventures pending or, to the Borrower's knowledge, threatened by any labor union or group of employees, other than those which in the aggregate have no Material Adverse Effect. There are no representation proceedings pending or, to the Borrower's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Borrower or any of its Subsidiaries or Eligible Joint Ventures have made a pending demand for recognition, other than those which in the aggregate have no Material Adverse Effect.

                 4.17. Force Majeure. Neither the business nor the properties of any Loan Party or any of their respective Subsidiaries or Eligible Joint Ventures are currently suffering from the effects of any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those which in the aggregate have no Material Adverse Effect.

                 4.18. Use of Proceeds. The proceeds of the Loans will be used by the Borrower solely as follows: (a) subject to the limitations set forth herein, to fund any direct or indirect investment in existing Hotels, in Hotels and/or interests in Hotels which are to be acquired by the Borrower or any of its Subsidiaries, and for the payment of related transaction costs, fees and expenses, and (b) as to the sum of up to $25,000,000 only, for general corporate or working capital purposes.

                 4.19.  Environmental Protection.  Except as disclosed on
Schedule 4.19 (and the Borrower represents and warrants to the Lenders and the Administrative Agent that the matters disclosed in the reports identified on
Schedule 4.19 would not reasonably be expected to have a Material Adverse
Effect):

                 (a) to the best knowledge of Borrower and its Subsidiaries, all real property leased or owned by the Borrower or any of its Subsidiaries or Eligible Joint Ventures is free from contamination by any Hazardous Material which could reasonably be expected to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $1,000,000 or more;

                 (b) the operations of the Borrower and each of its Subsidiaries or Eligible Joint Ventures, and the operations at any real property leased or owned by the

Borrower or any of its Subsidiaries or Eligible Joint Ventures are in material compliance in all respects with all applicable Environmental Laws;

                 (c) neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures have liabilities with respect to Hazardous Materials and, to the best knowledge of the Borrower and its Subsidiaries, no facts or circumstances exist which could give rise to liabilities with respect to Hazardous Materials which could reasonably be expected to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $1,000,000 or more;

                 (d) (i) the Borrower and its Subsidiaries and Eligible Joint Ventures and all real property owned or leased by the Borrower or its Subsidiaries and Eligible Joint Ventures have all Environmental Permits necessary for the operations at such real property and are in material compliance with such Environmental Permits, (ii) there are no Legal Proceedings pending nor, to the best knowledge of the Borrower and its Subsidiaries, threatened to revoke, or alleging the violation of, such Environmental Permits, and (iii) neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures or to the best knowledge of the Borrower and its Subsidiaries the Operators have received any notice from any source to the effect that there is lacking any Environmental Permit required in connection with the current use or operation of any property leased or owned by the Borrower or any of its Subsidiaries or Eligible Joint Ventures;

                 (e) neither the Borrower's nor any of its Subsidiaries' or Eligible Joint Ventures' current facilities and operations, nor, to the best knowledge of the Borrower and its Subsidiaries, any Operator, any predecessor of the Borrower or any of its Subsidiaries or Eligible Joint Ventures, nor any of the Borrower's or its Subsidiaries' or

Eligible Joint Ventures' past facilities and operations, nor to the best knowledge of the Borrower and its Subsidiaries, any owner of premises leased or operated by the Borrower and its Subsidiaries and Eligible Joint Ventures, are subject to any outstanding written Order or Contract, including Environmental Liens, with any Governmental Authority or other Person, or to any federal, state, local, foreign or territorial investigation respecting (i) Environmental Laws, (ii) Remedial Action, (iii) any Environmental Claim, or (iv) the Release or threatened Release of any Hazardous Material;

                 (f) neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures or, to the best knowledge of the Borrower and its Subsidiaries, Operators are subject to any pending Legal Proceeding alleging the violation of any Environmental Law with respect to a Hotel nor, to the best knowledge of the Borrower and its Subsidiaries, are any such proceedings threatened;

                 (g) neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures nor, to the best knowledge of the Borrower and its Subsidiaries, any Operators or predecessor of the Borrower or any of its Subsidiaries or Eligible Joint Ventures, nor to the best knowledge of the Borrower and its Subsidiaries any owner of premises leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures, have filed any notice under federal, state or local, territorial or foreign law indicating past or present treatment, storage, or disposal of or reporting a Release of Hazardous Material into the environment;

                 (h) none of the operations of the Borrower or any of its Subsidiaries or Eligible Joint Ventures or, to the best knowledge of the Borrower and its Subsidiaries, of any Operators or predecessor of the Borrower or any of its Subsidiaries or Eligible Joint Ventures, or, to the best knowledge of the Borrower and its Subsidiaries, of any owner of premises leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures, involve or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R.
Part 261.3 (in effect as of the date of this Agreement) or any state, local, territorial or foreign equivalent; and

                 (i) there is not now, nor to the best knowledge of the Borrower and its Subsidiaries, has there been in the past, on, in or under any real property leased or owned by the Borrower or any of its Subsidiaries or Eligible Joint Ventures, to the best knowledge of the Borrower and its Subsidiaries or any of their predecessors (i) any underground storage tanks or surface tanks, dikes or impoundments (other than for surface water), (ii) any friable asbestos-containing materials, (iii) any polychlorinated biphenyls, or
(iv) any radioactive substances other than naturally-occurring radioactive material.

                 4.20. Contractual Obligations Concerning Assets. As of the date hereof, neither the Borrower nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal, or other contractual right to purchase or acquire, or any Contractual Obligation to effect an Asset Sale of, any Hotel owned or leased by the Borrower or any of its Subsidiaries, except those that in the aggregate would not have a Material Adverse Effect whether or not exercised.

                 4.21. Intellectual Property. The Loan Parties and its Subsidiaries and Eligible Joint Ventures or the Operating Lessee own or license or otherwise have the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, the Licenses and all trade names associated with any private label brands of any Loan Party or any of its Subsidiaries or Eligible Joint Ventures. To the best knowledge of the Borrower, no material slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by any Loan Party or any of their respective Subsidiaries or Eligible Joint Ventures or the Operating Lessee infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened.

                 4.22. Title. (a) Each Loan Party and their respective Subsidiaries and Eligible Joint Ventures own good and marketable fee simple absolute title to all of the Real Estate purported to be owned by them, which Real Estate is at the date hereof described in Schedule 4.22(a), and good and marketable title to, or valid leasehold interests in, all other properties and assets purported to be leased by any Loan Party or any of their respective Subsidiaries or Eligible Joint Ventures, including, without limitation, valid leasehold interests pursuant to the Leases and all property reflected in the balance sheet referred to in Section 4.5(a). Each Loan Party and its respective Subsidiaries or Eligible Joint Ventures received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Loan Party's and their respective Subsidiaries' or Eligible Joint Ventures' right, title and interest in and to all such property except for such documents or actions the failure to obtain or accomplish which would not have a Material Adverse Effect.

                 (b) All material real property leased at the date hereof by the Borrower or any of their respective Subsidiaries or Eligible Joint Ventures is listed on Schedule 4.22(b). Each of such leases is valid and enforceable in accordance with its terms and is in full force and effect. The Borrower has delivered to the Administrative Agent true and complete copies of each of such leases and all documents affecting the rights or obligations of the Borrower or any of its Subsidiaries or Eligible Joint Ventures which is a party thereto, including, without limitation, any non- disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the leases. None of the Borrower or any of its respective Subsidiaries or Eligible Joint Ventures nor, to the knowledge of the Borrower, any other party to any such lease is in default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease, except for defaults which in the aggregate have no Material Adverse Effect.

                 (c) All components of all improvements included within the Hotels owned or leased, as lessee, by any Loan Party or Eligible Joint Venture (collectively, "Improvements"), including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Hotels owned or leased by any Loan Party or any of their respective Subsidiaries or

Eligible Joint Ventures are installed and operating and are sufficient to enable the real property owned or leased by any Loan Party and their respective Subsidiaries or Eligible Joint Ventures to continue to be used and operated in the manner currently being used and operated, and no Loan Party or any of its Subsidiaries or Eligible Joint Ventures has any knowledge of any factor or condition that reasonably could be expected to result in the termination or material impairment of the furnishing thereof. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement not included in the real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access.

                 (d) All Permits required to have been issued or appropriate to enable all real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate have no Material Adverse Effect.

                 (e) No Loan Party or any of its Subsidiaries or Eligible Joint Ventures has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures or any part thereof, or any proposed termination or impairment of any parking at any such owned or leased real property or of any sale or other disposition of any real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures or any part thereof in lieu of condemnation, which in the aggregate, are reasonably likely to have a Material Adverse Effect.

                 (f) Except for events or conditions not reasonably likely to have, in the aggregate, a Material Adverse Effect, (i) no portion of any real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition prior to such casualty, and (ii) no portion of any real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures is located in a special flood hazard area as designated by any Federal Governmental Authorities.

                 4.23. Status as REIT. The Borrower is organized in conformity with the requirements for qualification as an equity-oriented real estate investment trust under the Code. Borrower has met all of the requirements for qualification as an equity-oriented real estate investment trust under the Code for its Fiscal Year ended December 31, 1995. The Borrower is in a position to qualify for its current Fiscal Year as a real estate investment trust under the Code and its proposed methods of operation will enable it to so qualify.

                 4.24. Operator: Compliance with Law. To the best knowledge of the Borrower and its Subsidiaries, each Operator (i) has full power and authority and the legal right to own, lease (or sublease), manage and operate (as applicable) the properties it operates and to conduct the business in which it is currently engaged with respect to any real property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures (ii) is duly qualified or licensed and is in good standing under the laws of each jurisdiction where its ownership, lease (or sublease), management or operation of any real property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures requires such qualification, and (iii) is in compliance with all Requirements of Law applicable to the real property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures, or applicable to the operation or management thereof except to the extent that the failure to comply therewith is not reasonably likely to have, in the aggregate, a Material Adverse Effect.

                 4.25.  Operating Leases, Licenses and Management Agreement.
(a) Each of the Hotels (i) is leased to an Operating Lessee under an Operating Lease (ii) is the subject of a License, and (iii) is managed and operated for the Operating Lessee pursuant to a Management Agreement.

                 (b) Each of the Operating Leases, Licenses and Management Agreements in respect of the Hotels (i) is in full force and effect, (ii) is a legally valid and binding obligation of each of the parties thereto, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect, and (iii) has not been modified, amended or supplemented in any material or adverse way. Neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures has collected any rents becoming due under any Operating Lease more than 30 days in advance. All rent and other sums and charges payable by any Operating Lessee under each Operating Lease to which it is a party are current, no notice of default or termination under any such Operating Lease is outstanding, no termination event or condition or uncured default on the part of the Operating Lessee exists under any Operating Lease, and no event of default has occurred which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition or uncured default on the part of the Borrower or its Subsidiaries or Eligible Joint Ventures or the Operators (as the case may be), subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. As to all of the Leases, Borrower and each of its Subsidiaries or Eligible Joint Ventures has performed all of its repair and maintenance obligations (if any) and, to the best knowledge and belief of Borrower, each Operating Lessee under each Operating Lease to which it is a party has performed all of its repair and maintenance obligations, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect.

                 4.26. FF&E Reserves. An FF&E Reserve has been established in respect of each of the Hotels and the Borrower or its Subsidiaries or Eligible Joint Ventures have made any contributions to such FF&E Reserve as required by the terms of the Operating Lease and/or the Management Agreement relating thereto.


                                   ARTICLE V

                              FINANCIAL COVENANTS

                 As long as any of the Obligations or Commitments remain outstanding, unless the requisite Lenders specified in Section 10.1 otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

                 5.1. Gross Interest Expense Coverage. The Borrower shall maintain at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on September 30, 1996, a ratio of (a) Adjusted EBITDA to (b) Gross Interest Expense, in each case determined on the basis of the four (4) Fiscal Quarters ending on the date of determination, of not less than 3:1.

                 5.2. Debt Service Coverage Ratio. The Borrower shall maintain at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending on September 30, 1996, a ratio of (a) Adjusted EBITDA to (b) Debt Service, in each case determined on the basis of the four (4) Fiscal Quarters ending on the date of determination, of not less than 2.5:1.0.

                 5.3. Maintenance of Tangible Net Worth. The Borrower shall maintain during each Fiscal Quarter a Tangible Net Worth of not less than the Minimum Tangible Net Worth.

                 5.4 Limitations on Total Indebtedness. The Borrower shall not, during each Fiscal Quarter on a consolidated basis, permit the Total Indebtedness (including, without limitation, the Obligations and all Capitalized Lease Obligations) of the Borrower for borrowed money to exceed the lesser of:

                 (i) the sum of (A) for Hotels owned for four (4) Fiscal Quarters or more, Adjusted NOI on a consolidated basis from such Hotels for the preceding four (4) Fiscal Quarters multiplied by four (4), and (B) for Hotels owned for less than four (4) Fiscal Quarters (including newly acquired Hotels and Hotels to be immediately acquired using the proceeds from any Indebtedness), 40% of the Borrower's Investment in such Hotels; or

                 (ii) 40% of the Borrower's Investment in Hotels (including newly acquired Hotels and Hotels to be immediately acquired using the proceeds from any Indebtedness);

provided that, in no event shall the Borrower permit the Total Indebtedness of the Borrower to exceed the limitation on indebtedness set forth in Article IX of the Charter of FelCor as in effect on the date hereof.

                 5.5 Limitations on Total Secured Indebtedness. The Borrower shall not, during each Fiscal Quarter on a consolidated basis, permit the Total Secured Indebtedness (including, without limitation, secured Obligations and Capitalized Lease Obligations) of the Borrower, to exceed the lesser of:

                 (i) the sum of (A) for Hotels owned for four (4) Fiscal Quarters or more, Adjusted NOI on a consolidated basis from such Hotels for the preceding four (4) Fiscal Quarters multiplied by 1.5, and (B) for Hotels owned for less than four (4) Fiscal Quarters (including newly acquired Hotels and Hotels to be immediately acquired using the proceeds from any Indebtedness), 15% of the Borrower's Investment in such Hotels; or

                 (ii) 15% of the Borrower's Investment in Hotels (including newly acquired Hotels and Hotels to be immediately acquired using the proceeds from any Indebtedness).


                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

                 As long as any of the Obligations or the Commitments remain outstanding, unless the Majority Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

                 6.1. Compliance with Laws, Etc. The Borrower shall comply, and shall cause each of its Subsidiaries and Eligible Joint Ventures to comply, in all material respects with all Requirements of Law, Contractual Obligations, commitments, instruments, licenses, permits and franchises, including, without limitation, all Permits; provided, however, that the Borrower shall not be deemed in default of this Section 6.1 if all such non-compliances in the aggregate have no Material Adverse Effect.

                 6.2. Conduct of Business. The Borrower shall (a) conduct, and shall cause each of its Subsidiaries and Eligible Joint Ventures to conduct, its business in the ordinary course and consistent with past practice;
(b) use, and cause each of its Subsidiaries and Eligible Joint Ventures to use, its reasonable efforts, in the ordinary course and consistent with past practice, to (i) preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Subsidiaries or Eligible Joint Ventures, and (ii) keep available the services and goodwill of its present employees; (c) preserve, and cause each of its Subsidiaries and Eligible Joint Ventures to preserve, all registered patents, trademarks, trade names, copyrights and service marks with respect to its business; and (d) perform and observe, and cause each of its Subsidiaries and Eligible Joint Ventures to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including, without limitation, to pay all rent and other charges payable under any lease and all debts and other obligations as the same become due), and do, and cause its Subsidiaries and Eligible Joint Ventures to do, all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations; provided, however, that, in the case of each of clauses (a) through (d), the Borrower shall not be deemed in default of this Section 6.2 if all such failures in the aggregate have no Material Adverse Effect.

                 6.3. Payment of Taxes, Etc. The Borrower shall pay and discharge, and shall cause each of its Subsidiaries and Eligible Joint Ventures, as appropriate, to pay and discharge, before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings, if adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary or Eligible Joint Venture in conformity with GAAP; provided, however, that the Borrower shall not be deemed in default of this Section 6.3 if all such non-payments in the aggregate have no Material Adverse Effect.

                 6.4. Maintenance of Insurance. The Borrower shall maintain, and shall cause each of its Subsidiaries and Eligible Joint Ventures to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks (including, without limitation, fire, extended coverage, vandalism, malicious mischief, public liability, product liability, and business interruption) as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary or Eligible Joint Venture. The Borrower will furnish to the Lenders from time to time such information as may be requested as to such insurance.

                 6.5. Preservation of Existence, Etc. The Borrower shall preserve and maintain, and shall cause each of its Subsidiaries and Eligible Joint Ventures to preserve and maintain, its corporate or partnership existence, rights (charter and statutory) and franchises, except as permitted under Section 7.5.

                 6.6. Access. The Borrower shall, at any reasonable time and from time to time, permit the Administrative Agent or any of the Lenders, or any agents or representatives thereof, at the expense of the Lenders (but such expense to be reimbursed by the Borrower in the event that any of the following reveal a material Default by the Borrower), to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries and Eligible Joint Ventures, (b) visit the properties of the Borrower and each of its Subsidiaries and Eligible Joint Ventures, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries and Eligible Joint Ventures with any of their respective officers or directors, and (d) communicate directly with the Borrower's independent certified public accountants.

                 6.7. Keeping of Books. The Borrower shall keep, and shall cause each of its Subsidiaries and Eligible Joint Ventures to keep, proper books of record and account, in which proper entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary or Eligible Joint Venture.

                 6.8. Maintenance of Properties, Etc. The Borrower shall maintain and preserve, and shall cause each of its Subsidiaries and Eligible Joint Ventures to maintain and preserve, (i) all of its properties which are used or useful or necessary in the conduct of its business in good working order and condition, and (ii) all rights, permits, licenses, approvals and privileges (including, without limitation, all Permits) which are used or useful or necessary in the conduct of its business; provided, however, that the Borrower shall not be deemed in default of this Section 6.8 if all such failures in the aggregate have no Material Adverse Effect.

                 6.9. Performance and Compliance with Other Covenants. The Borrower shall perform and comply with, and shall cause each of its Subsidiaries and Eligible Joint Ventures to perform and comply with, each of the covenants and agreements set forth in each Contractual Obligation to which it or any of its Subsidiaries or Eligible Joint Ventures is a party; provided, however, that the Borrower shall not be deemed in default of this Section 6.9 if all such failures in the aggregate have no Material Adverse Effect.

                 6.10. Application of Proceeds. The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.18.

                 6.11. Financial Statements. The Borrower shall furnish to the Lenders:

                 (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated balance sheets of the Borrower and its Subsidiaries and DJONT as of the end of such quarter and consolidated statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries and DJONT for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all prepared in conformity with GAAP and certified by the chief financial officer of the Borrower or the chief financial officer of DJONT, as appropriate, as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries and DJONT at such date and for such period, together with (i) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower or DJONT, as appropriate, proposes to take with respect thereto, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower or DJONT, as appropriate, in determining compliance with all financial covenants contained herein, and (iii) a written discussion and analysis by the management of the Borrower or DJONT, as appropriate, of the financial statements furnished in respect of such Fiscal Quarter;

                 (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, consolidated balance sheets of the Borrower and its Subsidiaries and DJONT as of the end of such year and consolidated statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries and DJONT for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, in a manner reasonably acceptable to the Administrative Agent without qualification as to the scope of the audit by Coopers & Lybrand or other independent public accountants of recognized national standing together with (i) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining, as of the end of such Fiscal Year, the Borrower's or DJONT's, as appropriate, compliance with all financial covenants contained herein, and (ii) a written discussion and analysis by the management of the Borrower or DJONT, as appropriate, of the financial statements furnished in respect of such Fiscal Year; and

                 (c) promptly after the same are received by the Borrower, a copy of each management letter provided to the Borrower by its independent certified public accountants which refers in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Borrower or any of its Subsidiaries.

                 (d) within 45 days after the end of each Fiscal Quarter, (i) a Borrowing Base Certificate as of the end of such Fiscal Quarter, executed by a Responsible Officer of the Borrower, together with (to the extent not previously delivered) copies of the Eligible Hotel Documents in respect of each of the Eligible Hotels shown listed thereon, and (ii) a Compliance Certificate as of the end of such Fiscal Quarter, executed by the Chief Financial Officer of the Borrower.

                 6.12. Reporting Requirements. The Borrower shall furnish to the Lenders:

                 (a) prior to any Asset Sale generating proceeds in excess of 10% of the value of Total Assets of the Borrower, a notice (i) describing the assets being sold, (ii) stating the estimated Asset Sales proceeds in respect of such Asset Sale and (iii) accompanied by a Borrowing Base Certificate and a certificate of the chief financial officer of the Borrower stating that before and after giving effect to such Asset Sale, the Borrower shall be in compliance with all of its covenants set forth in the Loan Documents and that no Default or Event of Default will result from such Asset Sale.

                 (b) as soon as available and in any event within 90 days after the end of each Fiscal Year (or earlier if approved earlier by the Board of Directors of the Borrower), an annual budget of the Borrower and its Subsidiaries for the succeeding Fiscal Year, displaying on a monthly and quarterly basis anticipated balance sheets, forecasted Capital Expenditures, working capital requirements, revenues, net income, cash flow, EBITDA, all on a consolidated basis;

                 (c) promptly and in any event within 30 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a written statement of the chief financial officer or other appropriate officer of the Borrower describing such ERISA Event or waiver request and the action, if any, which the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed by or with the PBGC or the IRS pertaining thereto;

                 (d) promptly and in any event within 10 days after receipt thereof, a copy of any adverse notice, determination letter, ruling or opinion the Borrower, any of its Subsidiaries or any ERISA Affiliate receives from the PBGC, DOL or IRS with respect to any Plan, other than those which, in the aggregate, do not have any reasonable likelihood of resulting in a Material Adverse Change;

                 (e) promptly after the commencement thereof, notice of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the Borrower or any of its Subsidiaries, except those which in the aggregate, if adversely determined, would have no Material Adverse Effect;

                 (f) promptly and in any event within two Business Days after the Borrower becomes aware of the existence of (i) any Default or Event of Default, (ii) any breach or non-performance of, or any default under, any Operating Lease, Management Agreement or any Contractual Obligation which is material to the business, prospects, operations or financial condition of the Borrower and its Subsidiaries taken as one enterprise, or (iii) any Material Adverse Change or any event, development or other circumstance which has any reasonable likelihood of causing or resulting in a Material Adverse Change, telephonic or telecopied notice in reasonable detail specifying the nature of the Default, Event of Default, breach, non-performance, default, event, development or circumstance, including, without limitation, the anticipated effect thereof, which notice shall be promptly confirmed in writing within five days;

                 (g) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to its security holders generally, and copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange or the National Association of Securities Dealers, Inc.;

                 (h) promptly upon the request of any Lender, through the Administrative Agent, copies of all federal tax returns and reports filed by the Borrower or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes);

                 (i) promptly and in any event within ten days of the Borrower or any Subsidiary learning of any of the following, written notice to the Administrative Agent of any of the following:

                          (i) the Release or threatened Release of any Hazardous Material on or from any property owned or leased by the Borrower of any of its Subsidiaries or Eligible Joint Ventures and any written order, notice, permit, application or other written communication or report received by the Borrower, any of its Subsidiaries or Eligible Joint Ventures in connection with or relating to any such Release or threatened Release, unless such Release or threatened Release is not reasonably likely to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $500,000 or more;

                          (ii) any notice or claim to the effect that the Borrower, any of its Subsidiaries or any Eligible Joint Ventures is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Material into the environment;

                          (iii)  receipt by the Borrower, any of its
         Subsidiaries or Eligible Joint Ventures or any Operator of notification that any real or personal property of the Borrower or any of its Subsidiaries is subject to an Environmental Lien;

                          (iv) any Remedial Action taken by the Borrower or any of its Subsidiaries or Eligible Joint

         Ventures or any other Person on their behalf in response to any Hazardous Material on, under or about any real property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures, unless such Remedial Action is not reasonably likely to subject the Borrower or any of its Subsidiaries or Eligible Joint Ventures to Environmental Liabilities and Costs of $500,000 or more;

                          (v)    receipt by the Borrower or any of its
         Subsidiaries or Eligible Joint Ventures of any notice of violation of, or knowledge by the Borrower or any of its Subsidiaries or any Eligible Joint Ventures that there exists a condition which may result in a violation by the Borrower or any of its Subsidiaries or Eligible Joint Ventures of, any Environmental Law, unless such violation is not reasonably likely to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $500,000 or more;

                          (vi) any proposed Capital Expenditure by the Borrower or any of its Subsidiaries or Eligible Joint Ventures intended or designed to implement any existing or additional Remedial Action, unless such expenditures are not reasonably likely to exceed $500,000;

                          (vii)  the commencement of any judicial or
         administrative proceeding or investigation alleging a violation of any Environmental Law; or

                          (viii) any proposed acquisition of stock, assets or real property, or any proposed leasing of property by the Borrower, or any of its Subsidiaries or Eligible Joint Ventures, unless such action is not reasonably likely to subject the Borrower and its Subsidiaries to Environmental Liabilities and Costs to the Borrower in excess of $500,000;

                 (j) promptly, such additional financial and other information respecting the financial or other condition of the Borrower or any of its Subsidiaries or Eligible Joint Ventures or the Operating Lessee or the status or condition of any real property owned or leased by the Borrower or its Subsidiaries or Eligible Joint Ventures, or the operation thereof which the Borrower is entitled to or can otherwise reasonably obtain, as the Administrative Agent from time to time reasonably requests; and

                 (k) upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any Environmental Claim, Remedial Action or any other issue identified in any notice or report required pursuant to this Section 6.12.

                 6.13. Leases and Operating Leases; Management Agreements and Licenses. (a) The Borrower shall provide the Administrative Agent with a copy of each Qualified Lease and each Operating Lease relating to an Eligible Hotel. The Borrower shall, and shall cause each of its Subsidiaries and Eligible Joint Ventures to, (i) comply in all material respects with all of their respective obligations under all of their respective Leases and Operating Leases now or hereafter held respectively by them with respect to real property, including, without limitation, the Leases set forth in Schedule 4.22(b); (ii) not modify, amend, cancel, extend or otherwise change in any materially adverse manner any of the terms, covenants or conditions of any such Leases or Operating Leases;
(iii) not assign any Leases or sublet any portion of the premises if such assignment or sublet would have a Material Adverse Effect; (iv) provide the Administrative Agent with a copy of each notice of default under any Lease or Operating Lease received by the Borrower or any Subsidiary or Eligible Joint Venture of the Borrower immediately upon receipt thereof and deliver to the Administrative Agent a copy of each notice of default sent by the Borrower or any Subsidiary or Eligible Joint Venture of the Borrower under any Lease or Operating Lease simultaneously with its delivery of such notice under such Lease or Operating Lease except to the extent that such defaults, in the aggregate, would not have a Material Adverse Effect; (v) notify the Administrative Agent, not later than 30 days prior to the date of the expiration of the term of any Qualified Lease, of the Borrower's or any Subsidiary or Eligible Joint Venture of the Borrower's intention either to renew or to not renew any such Qualified Lease, and, if the Borrower or any Subsidiary or Eligible Joint Venture of the Borrower intends to renew such Qualified Lease, the terms and conditions of such renewal; and (vi) maintain each Operating Lease in full force and effect and enforce the obligations of the Operating Lessee thereunder, in a timely manner except to the extent that the failure to do so, in the aggregate, would not have a Material Adverse Effect.

                 (b) The Borrower shall take all actions and do all things within its power or control necessary or required to cause each Operating Lessee to (i) keep, observe, comply with and perform all of the terms, provisions, covenants and undertakings on its part required by each Operating Lease, each License, each sublease and Management Agreement relating to any Hotel, and (ii) to enforce the provisions of each License and each Management Agreement, if the failure to comply or enforce such agreements would be reasonably likely, in the aggregate, to have a Material Adverse Effect.

                 6.14.  Intentionally Omitted.

                 6.15. Employee Plans. For each Plan and any related trust hereafter adopted or maintained by a Loan Party or any of its ERISA Affiliates intended to qualify under Code Section 125, 401 or 501, the Borrower shall (i) seek, and cause such of its ERISA Affiliates to seek, and receive determination letters from the IRS to the effect that such plan is so qualified; and (ii) cause such plan to be so qualified.

                 6.16.  Intentionally Omitted.

                 6.17. Fiscal Year. The Borrower shall maintain as its Fiscal Year the twelve month period ending on December 31 of each year.

                 6.18. Environmental Matters. (a) The Borrower shall comply and shall cause each of its Subsidiaries and Eligible Joint Ventures and each property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect.

                 (b) If Administrative Agent or Lenders at any time have a reasonable basis to believe that there may be a material violation of any Environmental Law by the Borrower or any of its Subsidiaries and Eligible Joint Ventures or any Operator related to any real property owned or leased by the Borrower or any of its Subsidiaries and Eligible Joint Ventures, or real property adjacent to such real property, then the Borrower agrees, upon request from the Administrative Agent, to provide the Administrative Agent, at the Borrower's expense, with such reports, certificates, engineering studies or other written material or data as the Administrative Agent or Lenders may reasonably require so as to reasonably satisfy the Administrative Agent and Lenders that the Borrower or such Subsidiary, Eligible Joint Venture or real property owned or leased by them is in material compliance with all applicable Environmental Laws. Furthermore, Administrative Agent shall have the right to inspect during normal business hours any real property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures if at any time Administrative Agent or Lenders have a reasonable basis to believe that there may be such a material violation of Environmental Law.

                 (c) The Borrower shall, and shall cause each of its Subsidiaries and Eligible Joint Ventures and each Operating Lessee to, take such Remedial Action or other action as required by Environmental Laws, as any Governmental Authority requires, except to the extent contested in good faith and by proper proceedings, or as is appropriate and consistent with good business practice.

                 6.19. REIT Requirements. The Borrower shall operate its business at all times so as to satisfy all requirements necessary to qualify as an equity-oriented real estate investment trust under Sections 856 through 860 of the Code. The Borrower will maintain adequate records so as to comply with all record-keeping requirements relating to the qualification of the Borrower as an equity-oriented real estate investment trust as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the IRS all returns and reports required thereby. The Borrower will request from its shareholders all shareholder information required by the Code and applicable regulations of the Department of Treasury promulgated thereunder.

                 6.20. Maintenance of FF&E Reserves. The Borrower shall cause to be maintained the FF&E Reserves pursuant to the terms of the Operating Leases.

                 6.21.  Hotel Requirements.  The Borrower shall cause:

                 (a) at least 80% of the "keys" to be maintained and operated as Suite Hotels;

                 (b) at least 75% of the "suites" to be maintained and operated under "Embassy Suites" Licenses or to be in the process of conversion to "Embassy Suites" Hotels.

                 (c)  at least 70% of the "suites" to be managed by Promus.

                 6.22. Further Assurances. At any time upon the request of the Administrative Agent, the Borrower will, promptly and at its expense, execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request to evidence the Loans made hereunder and interest thereon in accordance with the terms of this Agreement;

                 6.23.  Borrowing Base Determination/Requirements. (a)
Subject to compliance with the terms and conditions of Section 3.1, the Administrative Agent has accepted the Hotels listed on Schedule 6.23 as Eligible Hotels for the purposes of the Borrowing Base as of the Closing Date, provided that the parties acknowledge and agree that (i) the Embassy Suites Hotel located at Los Angeles Airport, CA is subject to a mortgage in favor of FelCor LP but the Administrative Agent has agreed, as a one time waiver only, to accept such Hotel as an Eligible Hotel provided that such Hotel shall cease to be an Eligible Hotel, inter alia, in the event that FelCor LP assigns its mortgage to any other Person, and (ii) the Administrative Agent's acceptance of the Hotels listed on Schedule 6.23 is based on outdated title insurance policies for such Hotels. The Borrower covenants and agrees to deliver to the Administrative Agent within 45 days of the Closing Date, title updates with respect to each of the Hotels listed on Schedule 6.23 and, to the extent that such title updates reveal that any of such Hotels are not Unencumbered, such Hotels shall cease to qualify as Eligible Hotels.

                 (b) If the Borrower desires that the Administrative Agent accept an additional Hotel as an Eligible Hotel for the purposes of the Borrowing Base, the Borrower shall so notify the Administrative Agent in writing. The Administrative Agent's acceptance of such Hotel in the Borrowing

Base shall not be unreasonably withheld, conditioned or delayed, provided such Hotel shall meet the requirements for Eligible Hotels specified herein and unless and until the Borrower shall have delivered to the Administrative Agent the following, in form and substance reasonably satisfactory to the Administrative Agent:

                     (i) A description of such Hotel, such description to include the age, location and number of rooms or suites of such Hotel;

                     (ii) Details of the Borrower's Investment in such Hotel and, if such Hotel has been owned for more than four (4) Fiscal Quarters or more, details of the Adjusted NOI of such Hotel for the prior four (4) Fiscal Quarters;

                    (iii) A copy of the most recent ALTA Owner's Policy of Title Insurance (or commitment to issue such a policy to the Loan Party (or Eligible Joint Venture) owning or to own such Hotel) relating to such Hotel showing the identity of the fee titleholder thereto and all matters of record as of its date;

                     (iv) Copies of each of the Operating Lease, Management Agreement and License relating to such Hotel;

                     (v)   Copies of all engineering, mechanical,
                 structural and maintenance studies performed by third party consultants with respect to such Hotel;

                     (vi) A "Phase I" environmental assessment of such Hotel prepared by an environmental engineering firm acceptable to the Administrative Agent, and any additional environmental studies or assessments available to the Borrower performed with respect to such Hotel;

                    (vii) If such Hotel is owned pursuant to a Qualified Lease, a copy of such Lease together with all and any amendments thereto or modifications thereof;

                   (viii) A Borrowing Base Certificate setting forth on a pro forma basis the Available Credit assuming that such Hotel is accepted as an Eligible Hotel for the purposes of the Borrowing Base; and

                     (ix)  Such other information as the Administrative
                 Agent may reasonably request in order to evaluate the Hotel.

                 (c) The Borrower shall promptly notify the Administrative Agent in writing in the event that at any time the Borrower or any of its Subsidiaries receives or otherwise gains knowledge that (i) any Hotel included in a prior Borrowing Base Certificate as an Eligible Hotel, ceases, for any reason whatsoever, to be an Eligible Hotel, or (ii) that the Aggregate Value of the Eligible Hotel is less than 90% of the Aggregate Value reflected in the most recent Borrowing Base Certificate delivered pursuant hereto, or (iii) the Loans outstanding at such time exceed the Available Credit at such time as a result of any decrease in the Borrowing Base, and the amount of such excess.

                 (d) The Administrative Agent, at the expense of the Lenders, which expense shall not exceed $10,000 without the consent of the Majority Lenders (but such expense to be reimbursed by the Borrower in the event that a Hotel fails to meet requirements for an Eligible Hotel in any material respect) may make physical and other verifications of any Hotels included as Eligible Hotels in any reasonable manner and through any medium that the Administrative Agent considers advisable, and the Borrower shall furnish all such assistance and information as the Administrative Agent may require in connection therewith.

                 (e) Notwithstanding anything to the contrary set forth herein, a Hotel shall cease to be an Eligible Hotel if it shall cease to comply with the requirements therefor set forth herein.


                                  ARTICLE VII

                               NEGATIVE COVENANTS

                 As long as any of the Obligations or Commitments remain outstanding, without the written consent of the Administrative Agent, the Borrower agrees with the Lenders and the Administrative Agent that:

                 7.1. Restrictions on Creation of Subsidiaries. The Borrower shall not create or acquire any direct or indirect Subsidiary after the Closing Date unless, concurrently with the creation or acquisition thereof, such Subsidiary executes and delivers to the Administrative Agent a Subsidiary Guaranty.

                 7.2.  Intentionally Omitted.

                 7.3. Lease Obligations. (a) The Borrower shall not create or suffer to exist, or permit any of its Subsidiaries or Eligible Joint Ventures to create or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under other leases or agreements to lease entered into otherwise than in the ordinary course of business.

                 (b) The Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to, become or remain liable as lessee or guarantor or other surety with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, which (i) the Borrower or any of its Subsidiaries or Eligible Joint Ventures has sold or transferred or is to sell or transfer to any other Person, or (ii) the Borrower or any of its Subsidiaries or Eligible Joint Ventures intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by that entity to any other Person in connection with such lease.

                 7.4. Restricted Payments. The Borrower, unless otherwise required in order to maintain FelCor's status as a real estate investment trust in accordance with the written advice of independent counsel to the Borrower, the Borrower shall not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of its Stock or Stock Equivalents (collectively, "Restricted Payments"); provided, that, notwithstanding the foregoing, during any period of four consecutive Fiscal Quarters, (i) the Borrower may make Restricted Payments in an aggregate amount not to exceed 85% of the consolidated Adjusted Funds From Operations of the Borrower for such period and
(ii) the aggregate amount of Restricted Payments made shall not exceed 100% of Free Cash Flow of the Borrower for such period.

                 7.5. Mergers, Stock Issuances, Asset Sales, Etc. (a) The Borrower shall not sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets or properties, and shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to, (i) merge with any Person, or (ii) consolidate with any Person, unless the Borrower or its Subsidiary or Eligible Joint Venture is the surviving or resulting entity and, following such merger or consolidation, no Default or Event of Default shall have occurred.

                 (b) The Borrower shall not and shall not permit any of its Subsidiaries or Eligible Joint Ventures to effect, enter into, consummate or suffer to exist any Asset Sale(s) of any Hotel(s) generating proceeds aggregating more than 25% of the value of the Hotels owned by the Borrower, its Subsidiaries and Eligible Joint Ventures as at the Closing Date and shown listed on Schedules 4.22(a) and (b).

                 (c) The Borrower shall not sell or otherwise dispose of, or factor at maturity or collection, or permit any of its Subsidiaries or Eligible Joint Ventures to sell or otherwise dispose of, or factor at maturity or collection, any accounts receivables.

                 7.6 Restrictions on Construction/Budget Hotels. The Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to (a) engage in the construction of new hotels (provided that nothing herein shall prohibit expansions to existing Hotels), (b) make investments in any Non-Suite Hotels that will not be maintained as first class full service hotels, (c) make Investments in any budget hotels, or (d) enter into any commitments or agreements to purchase any Hotels under, or to be under, original construction (provided that nothing herein shall limit commitments or agreements for expansions to existing Hotels), pursuant to which (i) such Persons' obligations, in the aggregate, exceed 15% of the Total Assets of the Borrower as of the end of the Fiscal Quarter immediately preceding the date of any such commitment or agreement, or (ii) any such Person is or may be liable for, or otherwise assumes, any risks relating to the development or construction (but not operation) of such Hotel, whether by way of providing any guaranties of completion, payment of any construction loans, payment of construction cost overruns, or otherwise.

                 7.7.  Change in Nature of Business or in Capital Structure.
(a) The Borrower shall not make, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to make, any material change in the nature or conduct of its business as carried on at the date hereof.

                 (b) The Borrower shall not make, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to make, any change in its capital structure (including, without limitation, in the terms of its outstanding Stock) or amend its declaration of trust, certificate of incorporation or by-laws or other equivalent documents other than for changes or amendments which in the aggregate have no Material Adverse Effect.

                 7.8. Modification of Material Agreements. The Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to, alter, amend, modify, rescind, terminate, supplement or waive any of their respective rights under, or fail to comply in all material respects with, any of its material Contractual Obligations unless approved by the Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that, with respect to any such failure to comply with any Contractual Obligation, the Borrower shall not be deemed in default of this Section 7.8 if all such failures in the aggregate would have no Material Adverse Effect; and provided, further, that in the event of any breach or event of default by a Person other than the Borrower or any of its Subsidiaries or Eligible Joint Ventures, the Borrower shall promptly notify the Administrative Agent of any such breach or event of default and take all such action as may be reasonably necessary in order to endeavor to avoid having such breach or event of default have a Material Adverse Effect.

                 7.9. Accounting Changes. The Borrower shall not make, nor permit any of its Subsidiaries to make, any change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or law and disclosed to the Lenders and the Administrative Agent.

                 7.10. Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures, to enter into any transaction or series of related transactions, including, without limitation, any Asset Sale or the rendering of any service, with any Affiliate (other than among the Borrower and its wholly owned Subsidiaries) unless (a) no Default or Event of Default would occur as a result thereof, and
(b) such transaction is (i) in the ordinary course of the Borrower's or such Subsidiary's or Eligible Joint Venture's business, and (ii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary or Eligible Joint Venture, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                 7.11. Adverse or Speculative Transactions. The Borrower shall not and shall not permit any of its Subsidiaries or Eligible Joint Ventures to engage in any transaction involving contracts for commodity options or futures contracts other than Interest Rate Contracts.

                 7.12. Environmental Matters. (a) The Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures or any Operating Lessee, or, to the extent reasonably practicable, any other Person to dispose of any Hazardous Material by placing it in or on the ground or waters of any property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures.

                 (b) The Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures, or, to the extent practicable, authorize any other Person to, dispose or to arrange for the disposal of any Hazardous Material on behalf of the Borrower or any of its Subsidiaries or

Eligible Joint Ventures except in material compliance with all applicable Environmental Laws currently and hereinafter in effect.

                 7.13.  Intentionally Omitted.

                 7.14. Management Continuity. The Borrower acknowledges that the Lenders have made their determination to enter into this Agreement and the transactions contemplated herein on the basis of reliance upon the experience, expertise and reputations of Messrs. Hervey A. Feldman and Thomas J. Corcoran, Jr. as experts in the ownership and asset management of Suite Hotels, and the Borrower will not suffer or permit its business to be without the active management of at least one such Person, provided that, in the event of death, incapacitation or dismissal of both Messrs. Hervey A. Feldman and Thomas J. Corcoran, Jr. a replacement management team shall be appointed for the Borrower, such team to be (i) proposed by the Borrower within 120 days of the event referred to above, and (ii) approved by the Majority Lenders in their sole and absolute discretion.

                 7.15. ERISA Plan Assets. The Borrower shall not and shall not permit any of its Subsidiaries to have any of their assets become subject to Title I of ERISA because they constitute "plan assets" within the meaning of the DOL Regulation Section 2510.3-101 and by reason of an investment in the Borrower or any Subsidiary.


                                  ARTICLE VIII

                               EVENTS OF DEFAULT

                 8.1. Events of Default. Each of the following events shall be an Event of Default:

                 (a) The Borrower shall fail to pay any principal (including, without limitation, mandatory prepayments of principal) of, or interest on, any Loan, any fee, any other amount due hereunder or under the other Loan Documents or other of the Obligations when the same becomes due and payable; or

                 (b) Any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

                 (c) Any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure shall remain unremedied for thirty days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

                 (d) Any Loan Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Recourse Indebtedness of such Loan Party or Subsidiary having a principal amount of $10,000,000 or more (excluding Indebtedness evidenced by the Notes and any Non-Recourse Indebtedness), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), or any Loan Party or any of its Subsidiaries shall be required to repurchase or offer to repurchase such Indebtedness, prior to the stated maturity thereof; or

                 (e) The Borrower or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Borrower or any of its Significant Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against the Borrower or any of its Significant Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceedings shall occur; or the Borrower or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                 (f) Any judgment or order for the payment of money in excess of $10,000,000 to the extent not fully covered by insurance shall be rendered against any Loan Party or any of its Subsidiaries and either
         (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (g) An ERISA Event shall occur which, in the reasonable determination of the Majority Lenders, has a reasonable possibility of a liability, deficiency or waiver request of the Borrower or any ERISA Affiliate, whether or not assessed, exceeding $1,000,000; or

                 (h) The Borrower or any of its Subsidiaries shall have entered into any consent or settlement decree or agreement or similar arrangement with an Governmental Authority or any judgment, order, decree or similar action shall have been entered against the Borrower or any of its Subsidiaries, in each case based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and, in connection with all the foregoing, the Borrower and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $1,000,000; or

                 (i) There shall occur a Material Adverse Change or an event which is reasonably likely to have a Material Adverse Effect; or

                 (j) FelCor shall cease, for any reason, to maintain its status as an equity-oriented real estate investment trust under Sections 856 through 860 of the Code; or

                 (k) FelCor shall cease at any time to be the sole general partner of FelCor LP; or

                 (l) Hervey A. Feldman and Thomas J. Corcoran, Jr. (or (i) members of their respective families, (ii) entities controlled by them, or (iii) trusts for the benefit of any of the foregoing) shall cease at any time to hold beneficially, in the aggregate, at least 200,000 of the issued and outstanding common shares of FelCor and/or units of limited partner interests of FelCor LP redeemable for such number of shares of stock (adjusted for any division, reclassification or stock dividend in respect of common shares); or

                 (m) Hervey A. Feldman or Thomas J. Corcoran, Jr. shall sell, transfer or encumber (otherwise than to (i) members of their respective families, (ii) entities controlled by them, or (iii) trusts for the benefit of any of the foregoing) their voting Class A membership interest in DJONT; or

                 (n) Hervey A. Feldman and Thomas J. Corcoran, Jr. shall cease to be active in the management of the Borrower or, in the event of death, in-capacitation or dismissal of both such Persons either (i) the Borrower shall fail to propose a replacement senior management team, or (ii) the Majority Lenders shall not approve any proposed replacement senior management team, in each case pursuant to and in accordance with Section 7.14 hereof; or

                 (o) Any provision of any Subsidiary Guaranty after delivery thereof under Section 3.1 shall for any reason cease to be valid and binding on any Significant Subsidiary party thereto, or any Significant Subsidiary Party shall so state in writing.

                 8.2. Remedies. (a) If there shall occur and be continuing any Event of Default, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders by notice to the Borrower, declare the obligation of each Lender to make Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority

Lenders by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Event of Default specified in subparagraph 8.1(e) above, (A) the obligation of each Lender to make Loans shall automatically be terminated and (B) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided by applicable law.

                 (b) If the Administrative Agent exercises any rights or remedies pursuant to subparagraph 8.2(a), the Administrative Agent shall not, without the consent of the Majority Lenders, rescind the exercise of said rights or remedies.


                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

                 9.1. Authorization and Action. (a) Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

                 (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which the Administrative Agent in good faith believes exposes it to personal liability or is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of (a) each notice and, (b) to the extent the Administrative Agent grants any consents, approvals, disapprovals or waivers to the Borrower pursuant to the directions of the Majority Lenders or all of the Lenders as required hereunder, notice of such consent, approval, disapproval or waiver, given to it by, or by it to, any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

                 9.2. Administrative Agent's Reliance, Etc. Neither the Administrative Agent, nor any of its Affiliates or any of the respective directors, officers, agents or employees of the Administrative Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent (i) may treat the payee of any Note as the holder thereof until such note has been assigned in accord-ance with Section 10.7; (ii) may rely on the Register to the extent set forth in Section 10.7(c); (iii) may consult with legal counsel (including, without limitation, counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents; (v) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or any other Loan Party or to inspect the property (including, without limitation, the books and records) of the Borrower or any other Loan Party; (vi) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vii) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telex or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties.

                 9.3. Chase and Affiliates. With respect to its Commitment, the Loans made by it and each Note issued to it, Chase shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Chase in its individual capacity. Chase and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any other Loan Party or any of their respective Subsidiaries and any Person who may do business with or own securities of the Borrower or any other Loan Party or any of their respective Subsidiaries, all as if Chase were not the Administrative Agent and without any duty to account therefor to the Lenders.

                 9.4. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Article IV and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

                 9.5. Indemnification. The Lenders agree to indemnify the Administrative Agent and its Affiliates, and their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower or other Loan Parties), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective amounts of the aggregate of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including, without limitation, fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Docu-ments; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, fees and disbursements of legal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

                 9.6. Successor Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed by the Super Majority Lenders in the event that the Administrative Agent commits a willful breach of, or is grossly negligent in the performance of, its material obligations hereunder. Furthermore, in the event that at any time the Administrative Agent assigns its entire interest as a Lender hereunder to an Eligible Assignee as permitted by Section 10.7 hereof, which Eligible Assignee is not an Affiliate of the Administrative Agent, then the Administrative Agent shall resign as Administrative Agent. Upon any such resignation or removal (which shall be effective upon such date as a successor Agent accepts its appointment), the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Super Majority Lenders' removal of the retiring

Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof, having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


                                   ARTICLE X

                                 MISCELLANEOUS

                 10.1. Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, subject to Sections 10.1(b) and (c) below, the Administrative Agent shall have the right to make non-material waivers of non-economic provisions of this Agreement or consent to non- material departures therefrom. The parties hereto agree that any non-material waiver of any provision of this Agreement or any other Loan Document shall be effective upon the execution by the party so charged of a written agreement to such effect.

                 (b) Notwithstanding anything set forth in subparagraph (a) above, no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following: (i) waive any of the conditions specified in Article III except as otherwise provided therein; (ii) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (iii) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (iv) waive or postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (v) change the percentage of the Commitments, the aggregate unpaid principal amount of the Loans, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder;
(vi) waive any of the financial covenants specified in Sections 5.1, 5.2 or 5.4; (vii) change the definitions of Available Credit, Borrowing Base or Aggregate Value (provided that the foregoing shall not include changes in any defined terms used in such definitions), (viii) release any Loan Party from its obligations under any Note or any Subsidiary Guaranty, or (ix) amend this
Section 10.1; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

                 (c) Notwithstanding anything set forth in subparagraph (a) above, no amendment, waiver or consent shall, unless in writing and signed by the Super Majority Lenders do any of the following: (i) waive any of the covenants specified in Sections 5.3 or 5.5, (ii) change the definitions of Eligible Hotels, Eligible Joint Venture or Qualified Lease (provided that the foregoing shall not include changes in any defined terms used in such definitions), (iii) waive payment of any default rate interest pursuant to Section 2.9(b), or (iv) remove the Administrative Agent for a willful breach of, or gross negligence in the performance of, its material obligations hereunder pursuant to Section 9.6.

                 (d) Each Lender shall reply promptly, but in any event within ten (10) Business Days of receipt by such Lender of a request for consent, approval, disapproval or waiver, from the Administrative Agent (the "Lender Reply Period"). Unless a Lender shall give written notice to the Administrative Agent that it objects to consenting, approving, disapproving or waiving any matter as requested by the Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have consented, approved, disapproved or waived such matters as specified in the Administrative Agent's request.

                 10.2. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to the Borrower, at its address at 545 East John Carpenter Freeway, Suite 1300, Irving, Texas 75062 (telecopy number: 972-444-4949) (telephone number: 972-444-4900), Attention:
Chief Financial Officer, with a copy to Attention: General Counsel; if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II; and if to the Administrative Agent, at its address at 380 Madison Avenue, 10th Floor, New York, New York 10017 (telecopy number: 212-622-3395) (telephone number: 212-622-3275), Attention Denise Durham Williams; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be desig-nated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company or delivered by hand to the addressee or its agent, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or IX shall not be effective until received by the Administrative Agent.

                 10.3. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 10.4. Costs; Expenses; Indemnities. (a) The Borrower agrees to pay on demand (i) all costs and expenses of the Administrative Agent and its respective Affiliates in connection with the preparation, execution, delivery, administration, syndication, modification and amendment of this Agreement, each of the other Loan Documents and each of the other documents to be delivered hereunder and thereunder, including, without limitation, the fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by the Administrative Agent with respect thereto and, as to the Administrative Agent, with respect to advising it as to its rights and responsibilities under this Agreement and the other Loan Documents, and
(ii) all costs and expenses of the Administrative Agent or any of the Lenders (including, without limitation, the fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by the

Administrative Agent or any Lender) in connection with the restructuring or enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Borrower's liability to pay the fees and out-of-pocket expenses of counsel to Chase in connection with the preparation, execution and delivery of the Loan Documents shall be limited to payment of a sum not to exceed $175,000.

                 (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender and their respective Affiliates, and the directors, officers, employees, agents, attorneys, consultants and advisors of or to any of the foregoing (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (each of the foregoing being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, fees and disbursements of counsel to any such Indemnitee and experts, engineers and consultants and the costs of investigation and feasibility studies) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of or based upon or attributable to this Agreement, any other Loan Document, any document delivered hereunder or thereunder, any Obligation, or any act, event or transaction related or attendant to any thereof, including, without limitation, (i) arising from any misrepresentation or breach of warranty under Section 4.18 or any Environmental Claim or any Environmental Lien or any Remedial

Action arising out of or based upon anything relating to real property owned or leased by the Borrower or any of its Subsidiaries (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation under this Section 10.4(b) to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

                 (c) If any Lender receives any payment of principal of, or is subject to a conversion of, any Eurodollar Rate Loan other than on the last day of an Interest Period relating to such Loan, as a result of any payment or conversion made by the Borrower or acceleration of the maturity of the Notes pursuant to Section 8.2 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), to the extent not previously paid to such Lender pursuant to any other provision hereof, pay to the Administrative Agent for the account of such Lender all amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or conversion, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

                 (d) The Borrower shall indemnify the Administrative Agent and the Lenders for, and hold the Administrative Agent and the Lenders harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent and the Lenders for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

                 (e) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including, without limitation, pursuant to this Section 10.4) or any other Loan Document shall (i) survive payment of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

                 10.5. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any Note or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

                 10.6. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                 10.7. Assignments and Participations. (a) Each Lender may sell, transfer, negotiate or assign to one or more other Lenders or Eligible Assignees all or a portion of its Commitments, the Loans owing to it and the Notes held by it and a commensurate portion of its rights and obligations hereunder and under the other Loan Documents; provided, however, that (i) the aggregate amount of the Commitments and Loans being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the assignor's entire interest, except (x) with the consent of the Borrower and the Administrative Agent, or (y) during the continuance of an Event of Default, or
(z) a Lender may assign a portion of its Commitments and Loans to another existing Lender or Lenders only, provided that the aggregate amount of the Commitments and Loans retained by the assignor shall in no event be less than $10,000,000, and (ii) each assignee hereunder shall also be an Eligible Assignee. The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with the Notes (or an Affidavit of Loss and Indemnity with respect to such Notes satisfactory to the Administrative Agent) subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (A) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder, and (B) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

                 (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any of the statements, warranties or representations made in or in connection with this Agreement or any other Loan Document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document or of any other instrument or document furnished pursuant hereto or thereto; (iii) such assigning Lender confirms that it has delivered to the assignee and the assignee confirms that it has received a copy of this Agreement and each of the Loan Documents together with a copy of the most recent financial statements delivered by the Borrower to the Lenders pursuant to each of the clauses of Section 6.11 (or if no such statements have been delivered, the financial statements referred to in Section 4.5 of this Agreement) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible

Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                 (c) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall supply to the Borrower promptly after any amendment thereto, a copy of the amended Register.

                 (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for such surrendered Notes, new Notes to the order of such Eligible Assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the same date as the Surrendered Notes and be in substantially the form of Exhibit A hereto.

                 (e) In addition to the other assignment rights provided in this Section 10.7, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including, without limitation, rights to payments of principal or interest on the Loans) to any Federal Reserve Bank without notice to or consent of the Borrower or the Administrative Agent; provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder. The terms and conditions of any such assignment and the documentation evidencing such assignment shall be in form and substance satisfactory to the assigning Lender and the assignee Federal Reserve Bank.

                 (f) Each Lender may sell participations to one or more banks or other Persons in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Notes held by it). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including, without limitation, the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation. In the event of the sale of any participation by any Lender,
(i) such Lender's obligations under the Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of such Notes and Obligations for all purposes of this Agreement, and; (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

                 (g) Each participant shall be entitled to the benefits of Sections 2.11, 2.13 and 2.15 as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any assignee or participant of any interest of any Lender, under Section 2.11, 2.13 or 2.15, any sum in excess of the sum which if the Borrower would not at the time of such assignment have been obligated to pay to such assignor Lender any such amount in respect of such interest had such assignment not been effected or had such participation not been sold.

                 (h) Notwithstanding the foregoing provisions of this Section 10.7, (i) the aggregate Commitments and Loans of Chase shall not be less than $20,000,000, and (ii) the aggregate Commitments and Loans of Wells Fargo shall not be less than $20,000,000; provided that, if an Event of Default exists, either Chase or Wells Fargo may assign all or any portion of their respective Commitments and Loans.

                 10.8. Governing Law; Severability. This Agreement and the Notes and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 10.9. Submission to Jurisdiction; Service of Process. (a) Any legal action or proceeding with respect to this Agreement or the Notes or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                 (b) The Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address provided herein.

                 (c) Nothing contained in this Section 10.9 shall affect the right of the agent, any Lender or any holder of a Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                 10.10. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                 10.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 10.12. Entire Agreement. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, and the agreements referred to in Section 2.4(b) embody the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

                 10.13. Confidentiality. Each Lender and the Administrative Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Lender's or the Administrative Agent's, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non- confidential basis from a source other than the Borrower, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (iv) to assignees or parti-cipants or potential assignees or participants who agree to be bound by the provisions of this sentence.

                 10.14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

                 10.15. Joint and Several Obligations. Unless the context clearly indicates otherwise each covenant, agreement, undertaking, condition or other matter stated herein as a covenant, agreement, undertaking or matter involving the Borrower shall be jointly and severally binding upon each of the parties comprising Borrower.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        FELCOR SUITE HOTELS, INC.


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                        FELCOR SUITES LIMITED PARTNERSHIP


                                        By: FelCor Suite Hotels, Inc.
                                            its general partner


                                            By
                                               --------------------------------
                                               Name:
                                               Title:

                                        THE CHASE MANHATTAN BANK
                                        as Administrative Agent


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        WELLS FARGO BANK, NATIONAL ASSOCIATION
                                        as Documentation Agent

                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                        Lenders

                                        THE CHASE MANHATTAN BANK


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        WELLS FARGO BANK, NATIONAL ASSOCIATION


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        BANK ONE TEXAS


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        BANK OF BOSTON


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        PNC BANK, N.A.

                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                        NATIONSBANK


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        FIRST NATIONAL BANK OF CHICAGO

                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        AMSOUTH BANK


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        SOCIETE GENERALE


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        CREDIT LYONNAIS


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                        BANK OF MONTREAL


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:



                                        CIBC WOOD GUNDY
                                        SECURITIES, CORP.


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        THE SUMITOMO BANK, LIMITED


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE I

                                  COMMITMENTS



Lender                                                              Commitment
-----                                                               ----------
Chase                                                               $ 26,000,000

Wells Fargo                                                         $ 26,000,000

Bank One Texas                                                      $ 21,000,000

Bank of Boston                                                      $ 21,000,000

PNC Bank, National                                                  $ 21,000,000
 Association

NationsBank                                                         $ 21,000,000

The First National Bank                                             $ 21,000,000
 of Chicago

AmSouth Bank of Alabama                                             $ 18,000,000

Societe Generale Southwest                                          $ 15,000,000
 Agency

Credit Lyonnais                                                     $ 15,000,000

Bank of Montreal                                                    $ 15,000,000

CIBC Inc.                                                           $ 15,000,000

The Sumitomo Bank,
 Limited                                                            $ 15,000,000

            TOTAL:                                                  $250,000,000
                                                                    ============





                                       I

                                  SCHEDULE II

                         APPLICABLE LENDING OFFICES AND
                             ADDRESSES FOR NOTICES

                    Domestic Lending
                    Office and Address                    Eurodollar
Lender              for Notices                           Lending Office
------              ------------------                    --------------
Chase               380 Madison Avenue                    380 Madison Avenue
                    10th Floor                            10th Floor
                    New York, NY 10017                    New York, NY 10017
                    Attention: Linda Rodriguez            Attention: Linda Rodriguez
                    Telecopy:  (212) 622-3395             Telecopy:  (212) 622-3395

Wells Fargo         2120 East Park Place                  2120 East Park Place
                    Suite 100                             Suite 100
                    El Segundo, CA  90245                 El Segundo, CA  90245
                    Attention:  Disbursements             Attention:  Match Fundings
                                Administrator                         Administrator
                    Telecopy:  (310) 335-1014             Telecopy:  (310) 335-1014

Bank One            Bank One, Texas                       Bank One, Texas
Texas               1717 Main                             1717 Main
                    Dallas, TX 75201                      Dallas, TX 75201
                    Attention: Dale Renner                Attention: Dale Renner
                    Telecopy:  (214) 290-2275             Telecopy:  (214) 290-2275

Bank of             115 Perimeter Ctr Place               115 Perimeter Ctr Place
 Boston             Suite 500                             Suite 500
                    Atlanta, GA 30346                     Atlanta, GA 30346
                    Attention:  Daniel J.                 Attention:  Jeanette
                                Sullivan                              Streander
                    Telecopy:  (770) 390-8434             Telecopy:  (770) 390-8434

PNC Bank,           One PNC Plaza, 19th Floor             One PNC Plaza, 19th Floor
 National           249 Fifth Avenue                      249 Fifth Avenue
 Association        Pittsburgh, Pa 15222                  Pittsburgh, Pa 15222
                    Attention:  Jan Dotchin               Attention:  Jan Dotchin
                    Telecopy:  (412) 762-6500             Telecopy:  (412) 762-4464

NationsBank         901 Main                              901 Main
                    51st Floor                            51st Floor
                    Dallas, TX 75224                      Dallas, TX 75224
                    Attn:      John Lamb                  Attn: Michael Green
                    Telecopy:  (214) 508-0085             Telecopy:  (214) 508-1571





                                       I

The First           One First National                    One First National Plaza
 National           Plaza
 Bank of            Suite 0151                            Suite 0151
 Chicago            Chicago, IL 60607                     Chicago, IL 60607
                    Attention:  Rebecca                   Attention:  Ernest M.
                                McCloskey                             Misioria
                    Telecopy:  (312) 732-1117             Telecopy:  (312) 732-1117

AmSouth Bank        P.O. Box 11007                        P.O. Box 11007
 of Alabama         Birmingham, Al 35288                  Birmingham, Al 35288
                    Attention: Buddy Sharbel              Attention: Buddy Sharbel
                    Telecopy:  (205) 326-4075             Telecopy:  (205) 326-4075

Societe             2001 Ross Avenue                      2001 Ross Avenue
 Generale           Suite 4900                            Suite 4900
 Southwest          Dallas, TX 75201                      Dallas, TX 75201
 Agency             Attention:  Thomas K. Day             Attention:  Becky Aduddell
                    Telecopy:  (214) 979-2727             Telecopy:  (214) 979-2727

Credit              1301 Avenue of the Americas           1301 Avenue of the Americas
 Lyonnais           New York, NY 10019                    New York, NY 10019
                    Attention:  Mischa Zabetin            Attention:  Hotel Finance/
                                                                      18th Floor
                    Telecopy:  (212) 261-7540             Telecopy:  (212) 261-7890

Bank of             115 South La Salle St.                115 South La Salle St.
 Montreal           Chicago, IL 60603                     Chicago, IL 60603
                    Attention:  David Mazujian            Attention:  Debra Sandt
                    Telecopy:  (312) 750-4352             Telecopy:  (312) 750-4345

CIBC Inc.           350 S. Grand Avenue                   350 S. Grand Avenue
                    Suite 2600                            Suite 2600
                    Los Angeles, CA 90071                 Los Angeles, CA 90071
                    Attention:  Dean J. Decker            Attention:  Dean J. Decker
                    Telecopy:  (213) 346-0157             Telecopy:  (213) 346-0157

The Sumitomo        Sears Tower                           Sears Tower
 Bank               Suite 4800                            Suite 4800
 Limited            233 South Wacker Drive                233 South Wacker Drive
                    Chicago, IL 60606                     Chicago, IL 60606
                    Attention:  Tom Batterham             Attention:  Tom Batterham
                    Telecopy:  (312) 876-6436             Telecopy:  (312) 876-6436





                                       II

                                  SCHEDULE 4.8

          THE FOLLOWING IS A TRUE AND CORRECT LIST OF THE SUBSIDIARIES
     AND UNCONSOLIDATED ENTITIES OF THE BORROWERS AS OF SEPTEMBER 30, 1996.

                                        STATE AND FORM OF
            NAME                          ORGANIZATION             OWNERSHIP INTEREST
            ----                        -----------------          ------------------

FelCor Suites Limited Partnership      Delaware;                89.4% GP interest owned by
                                       Limited Partnership      FelCor

FelCor/CSS Hotels, L.L.C.              Delaware; Limited        1% owned by Felcor;
("FelCor/CSS Hotels")                  Liability Company        99% owned by FelCor LP

FelCor/LAX Hotels, L.L.C.              Delaware; Limited        1% owned by Felcor;
("FelCor/LAX Hotels")                  Liability Company        99% owned by FelCor LP

FelCor/CSS Holdings, L.P.              Delaware;                1% GP interest owned by
("FelCor/CSS Holdings")                Limited Partnership      FelCor/CSS Hotels; 99% LP
                                                                interest owned by FelCor LP

FelCor/St. Paul Holdings, L.P.         Delaware;                1% GP interest owned by
("FelCor/St. Paul Holdings")           Limited Partnership      FelCor/CSS Hotels; 99% LP
                                                                interest owned by FelCor LP

FelCor/LAX Holdings, L.P.              Delaware;                1% GP interest owned by
("FelCor/LAX Holdings")                Limited Partnership      FelCor/LAX Hotels; 99% LP
                                                                interest owned by FelCor LP

Los Angeles International Airport      Texas;                   50% GP interest and
Hotel Associates                       Limited Partnership      47.2% LP interest owned by
                                                                FelCor/LAX Holdings

Promus/FelCor Lombard Venture          Illinois;                50% GP interest owned by
                                       General Partnership      FelCor LP

MHV Joint Venture                      Texas;                   50% GP interest owned by
                                       General Partnership      FelCor LP

Promus/FelCor Parsippany               New Jersey;              50% GP interest owned by
Joint Venture                          General Partnership      FelCor LP

                                        STATE AND FORM OF
            NAME                          ORGANIZATION             OWNERSHIP INTEREST
            ----                        -----------------          ------------------

Charlotte Limited                      Minnesota;               1% GP interest owned by
Partnership                            Limited Partnership      FelCor/CSS Hotels; 49% LP
                                                                interest owned by FelCor LP

E.S. North, an Indiana                 Indiana;                 1% GP interest owned by
Limited                                Limited Partnership      FelCor/CSS Hotels; 49% LP
Partnership                                                     interest owned by FelCor LP

                                    # # # #

THE PERCENTAGE INTERESTS REFLECTED ABOVE REPRESENT THE PERCENTAGES OF AGGREGATE EQUITY INTEREST IN THE RESPECTIVE ENTITIES. EACH OF THE GP INTERESTS REFLECTED ABOVE REPRESENTS EITHER THE ENTIRE GENERAL PARTNER INTEREST IN SUCH ENTITY OR AN INTEREST AS THE SOLE ADMINISTRATIVE GENERAL PARTNER OF SUCH ENTITY WITH POWER TO CONTROL THE DAY-TO-DAY OPERATIONS THEREOF.

                           FELCOR SUITE HOTELS, INC.
                             EXISTING INDEBTEDNESS
                                 SCHEDULE 4.10

                                                                                           BALANCE
                                                                                           9/30/96
                                                                                           -------
EXISTING INDEBTEDNESS FOR FELCOR SUITE HOTELS, INC.

        (i) All indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services.

                Irrevocable standby letter of credit Number S5454-Laurence Geller              30,000
                (securing Laurence Geller promissory note with principal of $900,000)

        (ii) All obligations of such Person evidenced by notes, bonds, debentures or similar instruments.

                Bank of Nova Scotia                                                           --
                Canadian Imperial Bank of Commerce                                        25,000,000
                Boatman's (Bank IV facility)                                              85,000,000
                Laurence Geller (associated with Lombard JV interest)                        900,000
                Promus Hotel Corporation (associated with the land purchased at Boston)      650,000
                                                                                         -----------
                    Total                                                                111,550,000
        (iii)   All indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect
                to property acquired by such Person.                                               0

        (iv)    All Capitalized Lease Obligations of such Person

                Capital land leases:
                        Port Authority of the City of Saint Paul (St. Paul lease)          9,757,057

                Equipment capital leases:
                        Tampa
                           Telerent                                                           28,919
                           LANMark                                                            16,889
                        St. Paul
                           Telerent                                                           64,504
                           Telerent                                                           75,362
                           LANMark                                                            15,131
                        South San Francisco
                           Telerent                                                           92,228
                           LANMark                                                            36,253
                           Vendor Capital                                                     70,770
                        Phoenix
                           Telerent                                                           71,668
                           LANMark                                                            16,848
                           Squirrel                                                           21,052
                           Vendor Capital                                                    124,512
                        Napa
                           Telerent                                                           64,460

                           FELCOR SUITE HOTELS, INC.
                             EXISTING INDEBTEDNESS
                                 SCHEDULE 4.10

                                                                                             BALANCE
                                                                                             9/30/96
                                                                                             -------
                           LANMark                                                            15,418
                           Vendor Capital                                                     57,550
                        Minn. Air
                           Telerent                                                           90,456
                           Telerent                                                          140,118
                           LANMark                                                            15,676
                        Minn. Downtown
                           Telerent                                                           84,218
                           Telerent                                                           81,748
                           LANMark                                                            15,749
                        Milpitas
                           Telerent                                                           74,510
                           LANMark                                                            15,153
                           Squirrel                                                           19,816
                           Vendor Capital                                                    135,332
                        Miami
                           Telerent                                                           87,456
                           Telerent                                                          121,719
                           LANMark                                                            15,150
                        Mandalay Beach
                           Telerent                                                           62,237
                           LANMark                                                            16,421
                           Vendor Capital                                                     58,027
                        Los Angeles International Airport
                           Telerent                                                           93,066
                           Vendor Capital                                                    195,992
                           LANMark                                                            16,978
                           GE Capital                                                         21,532
                        Ft. Lauderdale
                           Bell South                                                         19,948
                           LANMark                                                            13,214
                           Vendor Capital                                                     79,497
                           Vendor Capital                                                    176,661
                        Deerfield Beach
                           Telerent                                                          111,038
                           Telerent                                                           69,776
                           LANMark                                                            17,567
                        Burlingame
                           Telerent                                                          101,222
                           LANMark                                                            10,991
                           Vendor Capital                                                     81,467
                        Boca Raton - Doubletree
                           Telerent                                                           54,183
                           Fairchild                                                          64,823
                           LANMark                                                            15,602
                        Birmingham
                           LANMark                                                            17,127
                           Homisco                                                             6,751
                           Vendor Capital                                                     67,436
                           Vendor Capital                                                    116,917

                           FELCOR SUITE HOTELS, INC.
                             EXISTING INDEBTEDNESS
                                 SCHEDULE 4.10

                                                                                           BALANCE
                                                                                           9/30/96
                                                                                           -------
                        Baton Rouge
                           Telerent                                                           61,889
                           LANMark                                                            18,376
                           Vendor Capital                                                    102,335
                           Squirrel                                                           18,324
                        Anaheim
                           Telerent                                                           66,409
                           LANMark                                                            16,421
                           Vendor Capital                                                    141,070
                                                                                         -----------
                Total capital equipment lease liability                                    3,581,969
                                                                                         -----------
                Total capital lease liability                                             13,339,026

        (v)     All Contingent Obligations of such Person                                          0

        (vi)    All obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value (other than for other equity securities) any Stock or Stock Equivalents of such Person, valued, in the case of mandatory redeemable preferred stock, at the greater of its voluntary or involuntary liquidation
                preference plus accrued and unpaid dividends.                                      0

        (vii)   All Indebtedness referred to in clause (i), (ii), (iii), (iv),
                (v), (vi) or (vii) above secured by any Lien upon or in property owned by such Person, even though such Person has not assumed or
                become liable for the payment of such Indebtedness.                                0
                                                                                         -----------
        TOTAL EXISTING INDEBTEDNESS FOR FELCOR SUITE HOTELS, INC.                        124,919,026
                                                                                         ===========

EXISTING INDEBTEDNESS FOR UNCONSOLIDATED ENTITIES OF FELCOR SUITE HOTELS, INC.

                MHV Joint Venture (The Long-Term Credit Bank of Japan)                    20,079,000
                Charlotte Limited Partnership (P.N.C.)                                    17,400,000
                E.S. North, an Indiana Limited Partnership (Coast Savings and Loan)       13,143,202
                                                                                         -----------
        TOTAL EXISTING INDEBTEDNESS FOR UNCONSOLIDATED ENTITIES
            OF FELCOR SUITE HOTELS, INC.                                                  50,622,202
                                                                                         ===========

                           FELCOR SUITE HOTELS, INC.
                              EXISTING INVESTMENTS
                                 SCHEDULE 4.13

                                                                        Balance         Balance
                                                                        8/31/96         9/30/96
                                                                        --------        --------
EXISTING INVESTMENTS

        (a)     Any loan or advance to any other Person

                Receivable from DJONT Operations, L.L.C. (balance
                  as of 8/31/96)                                         4,249,801         N/A
                Receivable from FelCor Inc. (balance as of 8/31/96)         24,075         N/A

                        The balances for the receivables are scheduled at 8/31/96 (the date of the last financial statements)

        (b)     The ownership, purchase or other acquisition of, any             0               0
                Stock, Stock Equivalents, other equity interest,
                obligations or other securities of, (i) any other
                Person, (ii) or all or substantially all of the
                assets of any other Person, or (iii) all or
                substantially all of the assets constituting the
                business of a division, branch or other unit
                operation of any other Person.

        (c) Any joint venture or partnership with, or any capital contribution to, or other investment in, any other
                Person or any real property.

                Promus/FelCor Lombard Venture (50% interest in the
                  Lombard Embassy Suites)                               13,220,989      13,220,989
                MHV Joint Venture (50% interest in the Marin
                  Embassy Suites)                                        4,063,491       4,063,491
                Promus/FelCor Parsippany Joint Venture (50% interest
                  in Parsippany ES)                                     15,377,122      15,377,122
                Charlotte Limited Partnership (50% interest in the
                  Charlotte Embassy Suites)                                   --         6,695,766
                E.S. North, an Indiana Limited Partnership (50%
                  interest in the Indianapolis ES)                            --         4,595,577
                                                                        ----------      ----------
                                                                        32,661,602      43,952,945
                                                                        ----------      ----------
TOTAL EXISTING INVESTMENTS                                              36,935,477          N/M
                                                                        ==========      ==========

                           FELCOR SUITE HOTELS, INC.
                                 SCHEDULE 4.19
                             ENVIRONMENTAL REPORTS

1       Embassy Suites                  Boston-Marlborough                      MA
2       Embassy Suites                  Corpus Christi                          TX
3       Embassy Suites                  Brunswick                               GA
4       Embassy Suites                  Chicago-Lombard                         IL
5       Embassy Suites                  Minneapolis (Airport)                   MN
6       Embassy Suites                  Cleveland                               OH
7       Embassy Suites                  Minneapolis (Downtown)                  MN
8       Doubletree Guest Suites         Boca Raton                              FL
9       Doubletree Guest Suites         Tampa (Busch Gardens)                   FL
10      Embassy Suites                  Fort Lauderdale                         FL
11      Embassy Suites                  Miami (Airport)                         FL
12      Embassy Suites                  San Francisco (Airport North)           CA
13      Embassy Suites                  Milpitas                                CA
14      Embassy Suites                  Deerfield Beach                         FL
15      Embassy Suites                  Birmingham                              AL
16      Embassy Suites                  Phoenix (Biltmore)                      AZ
17      Embassy Suites                  Piscataway                              NJ
18      Embassy Suites                  Baton Rouge                             LA
19      Embassy Suites                  Anaheim                                 CA
20      Hilton Suites                   Lexington                               KY
21      Embassy Suites                  Boca Raton                              FL
22      Embassy Suites                  Beaver Creek Lodge (Avon/Vail)          CO
23      Embassy Suites                  Los Angeles (Airport)                   CA
24      Embassy Suites                  Mandalay Beach                          CA
25      Embassy Suites                  Napa                                    CA
26      Embassy Suites                  Deerfield                               IL

                                Schedule 4.22(a)

        Birmingham
        2300 Woodcrest Place
        Birmingham, Alabama 35209
        Date Acquired: 1/3/96
        No. of Suites: 242
        Year Opened: 1987
        Current Flag: Crown Sterling Suites

        Flagstaff
        706 S. Milton Road
        Flagstaff, Arizona 86001
        Date Acquired: 2/15/95
        No. of Suites: 119
        Year Opened: 1988
        Current Flag: Embassy Suites

        Anaheim
        3100 E. Frontera St.
        Anaheim, California 92806
        Date Acquired: 1/3/96
        No. of Suites: 222
        Year Opened: 1987
        Current Flag: Embassy Suites

        Los Angeles (Airport)
        1440 E. Imperial Avenue
        El Segundo, California 90245
        Date Acquired: 3/27/96
        No. of Suites: 350
        Year Opened: 1985
        Current Flag: Crown Sterling Suites

        Milpitas
        901 Calaveras Blvd.
        Milpitas, California 95035
        Date Acquired: 1/3/96
        No. of Suites: 267
        Year Opened: 1987
        Current Flag: Embassy Suites

        Napa
        1075 California Blvd.
        Napa, California 94559
        Date Acquired: 5/8/96
        No. of Suites: 205
        Year Opened: 1985
        Current Flag: Crown Sterling Suites

        Mandalay Beach
        2101 Mandalay Beach Road
        Oxnard, California 93035
        Date Acquired: 5/8/96
        No. of Suites: 249
        Year Opened: 1986
        Current Flag: Crown Sterling Suites

(JV)    Marin County
        101 McInnis Parkway
        San Rafael, California 94903
        Date Acquired: 7/18/96
        No. of Suites: 235
        Year Opened: 1990
        Current Flag: Embassy Suites

        San Francisco (Airport North)
        250 Gateway Blvd.
        South San Francisco, California 94080
        Date Acquired: 1/3/96
        No. of Suites: 312
        Year Opened: 1988
        Current Flag: Embassy Suites

        Beaver Creek Lodge
        26 Avondale Lane
        Avon, Colorado 81620
        Date Acquired: 2/20/96
        No. of Suites: 72
        Year Opened: 1990
        Current Flag: Embassy Suites

        Orlando (North)
        225 E. Altamone Drive
        Altamone Springs, Florida 32701
        Date Acquired: 7/28/94
        No. of Suites: 210
        Year Opened: 1985
        Current Flag: Embassy Suites

        Boca Raton
        701 N.W. 53rd Street
        Boca Raton, Florida 33487
        Date Acquired: 11/15/95
        No. of Suites: 182
        Year Opened: 1989
        Current Flag: Doubletree Guest Suites

        Boca Raton
        661 N.W. 53rd Street
        Boca Raton, Florida 33487
        Date Acquired: 2/28/96
        No. of Suites: 263
        Year Opened: 1985
        Current Flag: Embassy Suites

        Deerfield Beach
        950 Southeast 20th Ave.
        Deerfield Beach, Florida 33441
        Date Acquired: 1/3/96
        No. of Suites: 244
        Year Opened: 1987
        Current Flag: Crown Sterling Suites

        Ft. Lauderdale
        1100 S.E. 17th Street
        Ft. Lauderdale, Florida 33316
        Date Acquired: 1/3/96
        No. of Suites: 359
        Year Opened: 1986
        Current Flag: Embassy Suites

        Jacksonville (Bay Meadows)
        9300 Baymeadows Rd.
        Jacksonville, Florida 32256
        Date Acquired: 7/28/94
        No. of Suites: 210
        Year Opened: 1985
        Current Flag: Embassy Suites

        Miami (Airport)
        3974 N.W. South River Rd.
        Miami, Florida 33142
        Date Acquired: 1/3/96
        No. of Suites: 314
        Year Opened: 1987
        Current Flag: Crown Sterling Suites

        Orlando (South)
        8978 International Drive
        Orlando, Florida 32819
        Date Acquired: 7/28/94
        No. of Suites: 244
        Year Opened: 1985
        Current Flag: Embassy Suites

        Tampa (Busch Gardens)
        11310 N. 30th Street
        Tampa, Florida 33612
        Date Acquired: 11/15/95
        No. of Suites: 129
        Year Opened: 1985
        Current Flag: Doubletree Guest Suites

        Brunswick
        500 Mall Boulevard
        Brunswick, Georgia 31525
        Date Acquired: 7/19/95
        No. of Suites: 130
        Year Opened: 1988
        Current Flag: Embassy Suites

        Deerfield
        1445 Lake Cook Road
        Deerfield, Illinois 60015
        Date Acquired: 6/20/96
        No. of Suites: 237
        Year Opened: 1987
        Current Flag: Embassy Suites

(JV)    Chicago-Lombard
        707 E. Butterfield
        Lombard, Illinois 60148
        Date Acquired: 8/1/95
        No. of Suites: 262
        Year Opened: 1990
        Current Flag: Embassy Suites

(JV)    Indianapolis (North)
        3912 Vincennes Rd.
        Indianapolis, Indiana 46268
        Date Acquired: 9/12/96
        No. of Suites: 222
        Year Opened: 1985
        Current Flag: Embassy Suites

        Lexington
        3195 Nicholasville Road
        Lexington, Kentucky 40503
        Date Acquired: 1/10/96
        No. of Suites: 174
        Year Opened: 1987
        Current Flag: Hilton Suites

        Baton Rouge
        4914 Constitution Avenue
        Baton Rouge, Louisiana 70808
        Date Acquired: 1/3/96
        No. of Suites: 224
        Year Opened: 1985
        Current Flag: Embassy Suites

        New Orleans
        315 Julia Street
        New Orleans, Louisiana 70130
        Date Acquired: 12/1/94
        No. of Suites: 251
        Year Opened: 1984
        Current Flag: Embassy Suites

        Boston-Marlborough
        123 Boston Post Road West
        Marlborough, Massachusetts 01752
        Date Acquired: 6/30/95
        No. of Suites: 100
        Year Opened: 1988
        Current Flag: Embassy Suites

        Minneapolis (Airport)
        7901 34th Avenue South
        Minneapolis, Minnesota 55425
        Date Acquired: 11/6/95
        No. of Suites: 311
        Year Opened: 1986
        Current Flag: Embassy Suites

        Minneapolis (Downtown)
        425 S. 7th Street
        Minneapolis, Minnesota 55415
        Date Acquired: 11/15/95
        No. of Suites: 218
        Year Opened: 1984
        Current Flag: Embassy Suites

(JV)    Parsippany
        909 Parsippany Blvd.
        Parsippany, New Jersey 07054
        Date Acquired: 7/31/96
        No. of Suites: 274
        Year Opened: 1989
        Current Flag: Embassy Suites

        Piscataway
        121 Centennial Avenue
        Piscataway, New Jersey 08854
        Date Acquired: 1/10/96
        No. of Suites: 225
        Year Opened: 1988
        Current Flag: Embassy Suites

(JV)    Charlotte
        4800 S. Tryon Street
        Charlotte, North Carolina 28217
        Date Acquired: 9/12/96
        No. of Suites: 274
        Year Opened: 1989
        Current Flag: Embassy Suites

        Cleveland
        1701 E. 12th Street
        Cleveland, Ohio 44114
        Date Acquired: 11/17/95
        No. of Suites: 268
        Year Opened: 1990
        Current Flag: Embassy Suites

        Tulsa
        3332 S. 79th East Avenue
        Tulsa, Oklahoma 74145
        Date Acquired: 7/28/94
        No. of Suites: 240
        Year Opened: 1985
        Current Flag: Embassy Suites

        Nashville (Airport/Opryland)
        10 Century Blvd.
        Nashville, Tennessee 37214
        Date Acquired: 7/28/94
        No. of Suites: 296
        Year Opened: 1986
        Current Flag: Embassy Suites

        Corpus Christi
        4337 S. Padre Island
        Corpus Christi, Texas 78411
        Date Acquired: 7/19/95
        No. of Suites: 150
        Year Opened: 1984
        Current Flag: Embassy Suites

        Dallas (Love Field)
        3880 W. Northwest Hwy.
        Dallas, Texas 75220
        Date Acquired: 3/29/95
        No. of Suites: 248
        Year Opened: 1986
        Current Flag: Embassy Suites

        Dallas (Park Central)
        1313 N. Central Exwy.
        Dallas, Texas 75243
        Date Acquired: 7/28/94
        No. of Suites: 279
        Year Opened: 1985
        Current Flag: Embassy Suites

                                Schedule 4.22(b)

LSD     Phoenix (Camelback)
        2680 E. Camelback
        Phoenix, Arizona 85016
        Date Acquired: 1/3/96
        No. of Suites: 233
        Year Opened: 1985
        Current Flag: Crown Sterling Suites

LSD     San Francisco (Airport South)
        150 Anza Boulevard
        Burlingame, California 94010
        Date Acquired: 11/6/95
        No. of Suites: 339
        Year Opened: 1986
        Current Flag: Embassy Suites

LSD     St. Paul
        175 E. 10th Street
        St. Paul, Minnesota 55101
        Date Acquired: 11/15/95
        No. of Suites: 210
        Year Opened: 1983
        Current Flag: Embassy Suites

                           FELCOR SUITE HOTELS, INC.
                                ELIGIBLE HOTELS
                                 SCHEDULE 6.23

                            AS OF SEPTEMBER 30, 1996

Embassy Suites  Boston - Marlborough, MA
Embassy Suites  Corpus Christi, TX
Embassy Suites  Brunswick, GA
Embassy Suites  Chicago - Lombard, IL
Embassy Suites  Minneapolis Airport, MN
Embassy Suites  Minneapolis Downtown, MN
Embassy Suites  Anahiem, CA
Embassy Suites  Baton Rouge, LA
Embassy Suites  Birmingham, AL
Embassy Suites  Deerfield Beach, FL
Embassy Suites  Ft Lauderdale, FL
Embassy Suites  Los Angeles Airport, CA
Embassy Suites  Mandalay Beach, CA
Embassy Suites  Miami, FL
Embassy Suites  Milpitas, CA
Embassy Suites  Napa, CA
Embassy Suites  Phoenix (Camelback), AZ
Embassy Suites  San Francisco (Airport North), CA
Embassy Suites  Cleveland, OH
Embassy Suites  Piscataway, NJ
Embassy Suites  Boca Raton, CA
Embassy Suites  Beaver Creek, CO
Embassy Suites  Chicago - Deerfield, IL
Doubletree Guest Suites Hotel  Tampa, FL
Doubletree Guest Suites Hotel  Boca Raton, FL
Hilton Suites Hotel  Lexington, KY
Embassy Suites Hotel  Parsippany, NJ

                                   EXHIBIT A

                                   [FORM OF]
                                      NOTE


U.S. $ ____________                                Dated: ____________, 1996

                 FOR VALUE RECEIVED, the undersigned, FelCor Suite Hotels, Inc. ("FelCor"), a Maryland corporation, and FelCor Suites Limited Partnership ("FelCor LP"), a Delaware limited partnership (collectively, the "Borrower"), HEREBY PROMISES TO PAY to the order of [NAME OF LENDER] (the "Lender") the principal sum of ___________ United States Dollars ($_________), or, if less, the aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times, and in such amounts, as are specified in the Credit Agreement.

                 The Borrower promises to pay interest on the unpaid principal amount of the Loans from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                 Both principal and interest are payable in lawful money of the United States of America to The Chase Manhattan Bank ("Chase") as administrative agent, at 380 Madison Avenue, New York, New York 10017, in immediately available funds. The Loans made by the Lender to the Borrower, and all payments made on account of the principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on this Note.

                 This Note is one of the Notes referred to in, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of the date hereof (said Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement"), among the Borrower, the Lender, the other financial institutions referred to therein, Chase, as administrative agent for the Lender and such other financial institutions, and Wells Fargo Bank, National Association, as documentation agent, and the other Loan Documents referred to therein and entered into pursuant thereto. The Credit Agreement, among other things, (i) provides for the making of Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the United States dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Loans being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                 Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

                 This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.


                                        FELCOR SUITE HOTELS, INC.,
                                        a Maryland Corporation


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                        FELCOR SUITES LIMITED PARTNERSHIP,
                                        a Delaware Limited Partnership


                                        By:  FelCor Suite Hotels, Inc.,
                                             its general partner


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                        LOANS AND PAYMENTS OF PRINCIPAL


                                               Amount of
                          Amount            Principal Paid          Notation
Date                      of Loan             or Prepaid            Made by
----                      -------           --------------          --------





                                   EXHIBIT B

                                   [FORM OF]
                              NOTICE OF BORROWING


The Chase Manhattan Bank,
    as administrative agent for the financial
    institutions party
    to the Credit Agreement
    referred to below
380 Madison Avenue
New York, New York  10017
                                                                 _________, 1996

Attention:  ______________________

                 Re: FelCor Suite Hotels, Inc. and FelCor Suites Limited Partnership


Gentlemen:

                 The undersigned, FelCor Suite Hotels, Inc. and FelCor Suites Limited Partnership, refer to the Revolving Credit Agreement, dated as of______________, 1996, among the undersigned, the financial institutions party thereto, The Chase Manhattan Bank, as administrative agent for said financial institutions and Wells Fargo Bank, National Association, as documentation agent (said Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms not defined herein but defined therein being used herein as therein defined), and hereby gives you notice, irrevocably, pursuant to Section 2.3 [2.17] of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.3 [2.17] of the Credit Agreement:

                          (i) The Business Day of the Proposed Borrowing is _________________, 1996.

                          (ii)    The aggregate amount of the Loans
                 constituting the Proposed Borrowing is $___________, [which comprises a Swing Line Advance] [of which amount $___________ consists of Base Rate Loans] [and] [$___________ consists of Eurodollar Rate Loans having an initial Interest Period of _______ months.]


                 The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                          (A)  the representations and warranties contained in
                 Article IV of the Credit Agreement and in each of the other Loan Documents are true and correct as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date); and

                          (B) no Default or Event of Default has occurred and is continuing or will result from the Proposed Borrowing.

                                        Very truly yours,

                                        FELCOR SUITE HOTELS, INC.,
                                        a Maryland Corporation


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        FELCOR SUITES LIMITED PARTNERSHIP,
                                        a Delaware Limited Partnership


                                        By:  FelCor Suite Hotels, Inc.,
                                             its general partner


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                   EXHIBIT C

                 [FORM OF] NOTICE OF CONVERSION OR CONTINUATION



The Chase Manhattan Bank,
    as agent for the financial institutions
    party to the Credit Agreement
    referred below
380 Madison Avenue
New York, New York  10017
                                                               ___________, 1996

Attention:  ______________________

                   Re: FelCor Suite Hotels Inc. and FelCor Suites Limited Partnership

Gentlemen:

                 The undersigned, FelCor Suite Hotels Inc. and FelCor Suites Limited Partnership (collectively, the "Borrower"), refer to the Revolving Credit Agreement, dated as of _____________ ___, 1996, among the Borrower, the financial institutions party thereto, The Chase Manhattan Bank, as administrative agent for the financial institutions party thereto, and Wells Fargo Bank, National Association, as documentation agent (said Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms not defined herein but defined therein being used herein as defined therein), and hereby gives you notice pursuant to
Section 2.8 of the Credit Agreement that the undersigned hereby requests a

[conversion] [continuation] on ______________ ___, 19__ of $____________ in
principal amount of presently outstanding Loans that are [Base Rate Loans] [Eurodollar Rate Loans having an Interest Period ending on _____________ __, 19__] [to] [as] [Base Rate] [Eurodollar Rate] Loans. [The Interest Period for such amount requested to be converted to or continued as Eurodollar Rate Loans is [[1] [2] [3] [6] months].]

                 In connection herewith, the undersigned hereby certifies that no Default or Event of Default is continuing.

                                        Very truly yours,

                                        FELCOR SUITE HOTELS, INC.,
                                        a Maryland Corporation


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        FELCOR SUITES LIMITED PARTNERSHIP,
                                        a Delaware Limited Partnership


                                        By:  FelCor Suite Hotels, Inc.,
                                             its general partner


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                   EXHIBIT D





                            [INTENTIONALLY OMITTED]

                                   EXHIBIT E

                                   [FORM OF]
                           ASSIGNMENT AND ACCEPTANCE



                                                          __________  ___,  19__



                 Reference is made to the Revolving Credit Agreement, dated as of _____________, 19__, among FelCor Suite Hotels, Inc., a Maryland corporation ("FelCor") and FelCor Suites Limited Partnership, a Delaware limited partnership ("FelCor LP" and collectively with FelCor, the "Borrower"), the financial institutions party thereto, The Chase Manhattan Bank ("Chase"), as administrative agent for the financial institutions party thereto and Wells Fargo Bank, National Association, as documentation agent (said Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement", and capitalized terms not defined herein but defined therein being used herein as therein defined).

                 ___________________ (the "Assignor") and _________________
(the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on
Schedule I of all outstanding rights and obligations under the Credit Agreement (including, without limitation, such interest in each of the Assignor's outstanding Commitments, if any, the Obligations owing to it and the Notes held by it). After giving effect to such sale and assignment, the Assignee's Commitments (and the Commitments retained by the Assignor, if any) and the amount of the Loans owing to the Assignee (and the Assignor, if any) will be as set forth in Section 2 of Schedule I and will otherwise comply with the requirements of Section 10.7(a).

                 2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes referred to above and requests that the Agent exchange such Notes for new Notes as follows: [specify date of Notes, amounts, Assignee].

                 3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the

Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (v) represents and warrants that it is an Eligible Assignee; and (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof[; and* (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].

                 4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent, together with an assignment processing fee in the sum of $2,500 payable to and for the benefit of the Agent, for acceptance and recording by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent and, provided no Default or Event of Default exists, the Borrower, unless otherwise specified on Schedule I hereto (the "Effective Date").





__________________________________

* If Assignee is organized under the laws of a jurisdiction outside of the United States.

                 5. Upon such acceptance by the Agent and, if applicable, the Borrower and recording by the Agent, as of the Effective Date (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations under the Credit Agreement of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                 6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                 7. This Assignment and Acceptance shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

                    IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule I hereto.

                                   SCHEDULE I
                                       TO
                           ASSIGNMENT AND ACCEPTANCE

                        DATED ________________ __, 19__


Section 1.
---------

         Percentage Interest:                                                  %
                                                                 --------------


Section 2.
---------

         Assignee's Commitment:                                  $
                                                                  --------------

         Aggregate Outstanding Principal of
          Loans Owing to Assignee:                               $
                                                                  --------------


Section 3.
---------

         Effective Date:                                   ___________ __, 19__


                                        [ASSIGNOR]


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        [ASSIGNEE]


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                        Domestic Lending Office (and
                                            address for notices):
                                                 [Address]


                                        Eurodollar Lending Office:
                                                 [Address]





Accepted this ____ day
of ____________, 19__

THE CHASE MANHATTAN BANK, as Agent


By:
    --------------------------------
    Name:
    Title:


By:
    --------------------------------
    Name:
    Title:

[ONLY REQUIRED IF NO DEFAULT OR EVENT OF DEFAULT]

Accepted this ____ day
of ____________, 19__

FELCOR SUITE HOTELS, INC.


By:
    --------------------------------
    Name:
    Title:

Accepted this ____ day

of ____________, 19__

FELCOR SUITES LIMITED PARTNERSHIP

By: FelCor Suite Hotels, Inc.


By:
    --------------------------------
    Name:
    Title:

                                   EXHIBIT F

                                    FORM OF
                           BORROWING BASE CERTIFICATE


TO:      Chase Manhattan Bank, as Administrative Agent
FROM:    FelCor Suite Hotels, Inc. and
         FelCor Suites Limited Partnership

DATE:    ____________ __, 19__

Pursuant to the provisions of the Revolving Credit Agreement dated _________ ___, 19__, among FelCor Suite Hotels, Inc. and FelCor Suites Limited Partnership (collectively, the "Borrower"), the financial institutions party thereto, The Chase Manhattan Bank as administrative agent for said financial institutions and Wells Fargo Bank, National Association, as documentation agent (said Agreement, as it may be amended or otherwise modified from time to time, the "Credit Agreement"; and the terms defined therein being used herein as therein defined), the undersigned hereby certifies that the following information is true, complete and accurate as of the close of business on _______________ ___, 19__:

                    1. Schedule 1 attached hereto accurately and completely sets forth, as of the date hereof (i) all Hotels owned or leased by the Borrower, its wholly owned Subsidiaries and Eligible Joint Ventures, (ii) with respect to each Hotel owned by an Eligible Joint Venture, the Borrower's JV% in such Hotel, (iii) for each Hotel owned for four (4) Fiscal Quarters or more, the Adjusted NOI from such Hotel for the preceding four (4) Fiscal Quarters divided by ten percent (10%) (iv) for each Hotel owned for less than four (4) Fiscal Quarters, the Borrower's Investment in such Hotel, (v) those Hotels that do not meet the requirements for Eligible Hotels (the remaining Hotels being Eligible Hotels), (vi) the Aggregate Value of the Eligible Hotels, (vii) the Borrowing Base, and (viii) the Available Credit.

                    2. Each of the Eligible Hotels is Unencumbered and otherwise meets the requirements for Eligible Hotels set forth in the Credit Agreement. Submitted herewith, with respect to each such Eligible Hotel (to the extent not previously delivered) are copies of the following:

         (i) A description of such Hotel, including the age, location and number of rooms or suites of such Hotel;

         (ii) A copy of the most recent ALTA Owner's Policy of Title Insurance (or commitment to issue such a policy to the Loan Party owning or to own such Hotel) relating to such Hotel showing the identity of the fee titleholder thereto and all matters of record;

         (iii) Copies of each of the Operating Lease, Management Agreement and License relating to such Hotel;

         (iv) Copies of all engineering, mechanical, structural and maintenance studies performed with respect to such Hotel;

         (v) A "Phase I" environmental assessment of such Hotel [not more than 12 months old] prepared by an environmental engineering firm acceptable to the Administrative Agent, and any additional environmental studies or assessments available to the Borrower performed with respect to such Hotel;

         (vi) If such Hotel is owned pursuant to a Qualified Lease, a copy of such Lease together with all and any amendments thereto or modifications thereof.

                    3. Not more than (i) 20% of the Aggregate Value is attributable to Joint Venture Hotels, or (ii) 15% of the Aggregate Value is attributable to Eligible Hotels leased pursuant to Qualified Leases.

                    4. The representations and warranties contained in Article IV of the Credit Agreement and in each of the other Loan Documents are true and correct as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date); and

                    5. No Default or Event of Default has occurred and is continuing.



Authorized Signature:____________________________ Date: ___________

Title:  Chief Financial Officer

                                   EXHIBIT G
                        [FORM OF] COMPLIANCE CERTIFICATE


                    This COMPLIANCE CERTIFICATE is delivered pursuant to that certain Revolving Credit Agreement, dated as of______________, 1996 (the "Credit Agreement") among FelCor Suite Hotels, Inc. ("FelCor"), FelCor Suites Limited Partnership ("FelCor LP"; FelCor and FelCor LP are collectively referred to as the "Borrower"), the financial institutions party thereto (collectively, the "Lenders"), The Chase Manhattan Bank, as administrative agent for said financial institutions (the "Administrative Agent") and Wells Fargo Bank, National Association, as documentation agent (the "Documentation Agent"). Capitalized terms not defined herein shall have the same meanings ascribed thereto in the Credit Agreement.

         1.         FelCor is the sole general partner of FelCor LP.

         2. The individual executing this Certificate is the duly qualified Chief Financial Officer of FelCor and is executing this Certificate on behalf of FelCor and FelCor LP.

         3. The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Borrower and each of its Subsidiaries and Unconsolidated Entities as of, and during the Fiscal Quarter ending _________, 199__, and the undersigned has no knowledge of the existence, as of the date hereof, of any condition or event which (i) renders untrue or incorrect, any of the representations and warranties contained in Article IV of the Credit Agreement (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), or (ii) constitutes a Default or Event of Default.

         4. Schedule I attached hereto accurately and completely sets forth the financial data, computations and other matters required to establish compliance with the following Sections of the Credit Agreement:

         a.         Section 5.1 -    Gross Interest Expense Coverage;

         b.         Section 5.2 -    Debt Service Coverage Ratio;

         c.         Section 5.3 -    Maintenance of Tangible Net Worth;

         d.         Section 5.4 -    Limitations on Total Indebtedness;

         e.         Section 5.5 -    Limitations on Total Secured Indebtedness;

         f.         Section 6.21 -   Hotel Requirements;

         g.         Section 7.4 -    Restricted Payments;

         h.         Section 7.14 -   Management Continuity; and

         i          Section 8.1 -    Minimum Ownership Interests.

         5. The aggregate outstanding principal amount of the Loans as of the date hereof is equal to or less than the Available Credit.

         6. The representations and warranties contained in Article IV of the Credit Agreement and in each of the other Loan Documents are true and correct as though made on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

         7. No Default or Event of Default has occurred and is continuing.

         The Lenders, the Administrative Agent and the Documentation Agent and their respective successors and assigns may rely on the truth and accuracy of the foregoing in connection with the extensions of credit to the Borrower pursuant to the Credit Agreement.

         IN WITNESS WHEREOF, the Borrower has caused this Compliance Certificate to be duly executed by its duly authorized Chief Financial Officer this ____ day of _________, 1996.


                                        FELCOR SUITE HOTELS, INC


                                        By:
                                            -----------------------------------
                                            [Name], Chief Financial Officer

                                        FELCOR SUITES LIMITED PARTNERSHIP

                                        By: FELCOR SUITE HOTELS, INC

                                            By:
                                                -------------------------------
                                                [Name], Chief Financial Officer

                                   EXHIBIT H





                            [INTENTIONALLY OMITTED]

                                   EXHIBIT I
                         [FORM OF] SUBSIDIARY GUARANTY


         GUARANTY, dated _____________, 1996, made by __________, a
____________ [limited partnership][limited liability company](the "Guarantor"), in favor of the Guarantied Parties referred to below.


                              W I T N E S S E T H:

         WHEREAS, FelCor Suite Hotels, Inc., a Maryland corporation and FelCor Suites Limited Partnership, a Delaware limited partnership (collectively, the "Borrower"), have entered into a Revolving Credit Agreement, dated as of __________, 1996, with the financial institutions party thereto, The Chase Manhattan Bank, as administrative agent for said financial institutions (the "Administrative Agent") and Wells Fargo Bank, National Association, as documentation agent (the "Documentation Agent") (said Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement", and capitalized terms not defined herein but defined therein being used herein as therein defined); and

         WHEREAS, the Borrower either directly or indirectly owns beneficially 100% of the capital stock of the Guarantor; the Borrower is the principal financing entity for capital requirements of its Subsidiaries, and from time to time the Borrower has made and will continue to make capital contributions and advances to its Subsidiaries, including the Guarantor; the Borrower and the Guarantor are members of the same consolidated group of companies and are engaged in related businesses; and the Guarantor will derive direct and indirect economic benefit from the Loans; and

         WHEREAS, it is a condition precedent under the Credit Agreement to the making of Loans that the Guarantor shall have executed and delivered this Guaranty; and

                 WHEREAS, the Lenders, the Administrative Agent and the Documentation Agent are herein referred to as the "Guarantied Parties";

                 NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make Loans, the Guarantor hereby agrees as follows:

                 SECTION 1. Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of, and the performance of, the Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, and any and all expenses (including, without limitation, counsel fees and expenses) incurred by any of the Guarantied Parties in enforcing any rights under this Guaranty. This Guaranty is an absolute guaranty of payment and performance and not a guaranty of collection.

                 SECTION 2. Guaranty Absolute. The Guarantor guaranties that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Notes and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                 (i) any lack of validity or enforceability of any provision of any other Loan Document or any other agreement or instrument relating to any Loan Document, or avoidance or subordination of any of the Obligations;

                 (ii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Credit Agreement, the Notes or any of the other Loan Documents;

                 (iii) any release or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Obligations;

                 (iv) the absence of any attempt to collect any of the Obligations from the Borrower or for any other guarantor or any other action to enforce the same or the election of any remedy by any of the Guarantied Parties;

                 (v) any waiver, consent, extension, forbearance or granting of any indulgence by any of the Guarantied Parties with respect to any provision of any other Loan Document;

                 (vi) the election by any of the Guarantied Parties in any proceeding under chapter 11 of title 11 of the United States Code, as amended, or any successor statute (the "Bankruptcy Code"), of the application of section 1111(b)(2) of the Bankruptcy Code;

                 (vii) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under section 364 of the Bankruptcy Code;

                 (viii) the disallowance, under section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Guarantied Parties for payment of any of the Obligations; or

                 (ix) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor.

                 SECTION 3. Waiver. (a) The Guarantor hereby (i) waives (A) promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Obligations or this Guaranty, (B) the filing of any claim with a court in the event of receivership or bankruptcy of the Borrower, (C) protest or notice with respect to nonpayment of all or any of the Obligations,
(D) the benefit of any statute of limitation, (E) all demands whatsoever (and any requirement that same be made on the Borrower as a condition precedent to the Guarantor's obligations hereunder); and (ii) covenants and agrees that this Guaranty will not be discharged except by complete performance of the Obligations and any other obligations of the Guarantor contained herein.

                 (b) If, in the exercise of any of its rights and remedies, any of the Guarantied Parties shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against the Borrower or any other Person, whether because of any applicable law pertaining to "election of remedies" or the like, the Guarantor hereby consents to such action by such Guarantied Party and waives any claim based upon such action. Any election of remedies which results in the denial or impairment of the right of such Guarantied Party to seek a deficiency judgment against the Borrower shall not impair the obligation of the Guarantor to pay the full amount of the Obligations or any other obligation of the Guarantor contained herein.

                 (c)      Intentionally Omitted

                 (d) The Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing if, after the occurrence and during the continuance of an Event of Default, the Guarantied Parties are prevented by applicable law from exercising their respective rights to accelerate the maturity of the

Obligations, to collect interest on the Obligations, or to enforce or exercise any other right or remedy with respect to the Obligations, the Guarantor agrees to pay to the Administrative Agent for the account of the Guarantied Parties, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Guarantied Parties.

                 (e) The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and of each other guarantor of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof, that diligent inquiry would reveal. The Guarantor hereby agrees that the Guarantied Parties shall have no duty to advise the Guarantor of information known to any of the Guarantied Parties regarding such condition or any such circumstance. In the event that any of the Guarantied Parties in its sole discretion undertakes at any time or from time to time to provide any such information to the Guarantor, such Guarantied Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practices, such Guarantied Party wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

                 (f) The Guarantor consents and agrees that the Guarantied Parties shall be under no obligation to marshall any assets in favor of the Guarantor or otherwise in connection with obtaining payment of any or all of the Obligations from any Person or source.

                 SECTION 4. No Subrogation Etc. Except as provided in Section 12 hereof, the Guarantor waives and relinquishes any and all rights which it may acquire by way of subrogation, contribution or reimbursement by reason of this Guaranty or by any payment made hereunder.

                 SECTION 5. Representations and Warranties. The Guarantor hereby represents and warrants to the Guarantied Parties as follows:

                 (a) The Guarantor is a [limited liability company][limited partnership] duly organized, validly existing and in good standing under the laws of the State of ____________; (ii) is duly qualified as a foreign [limited liability company][limited partnership] and in good standing under the laws of each jurisdiction, except for failures which in the aggregate would have no Material Adverse Effect; (iii) has all requisite [company] [partnership] power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (iv) is in compliance with its [certificate of limited partnership and limited partnership agreement][articles of organization and operating agreement]; (v) is in compliance with all other applicable Requirements of Law except for such noncompliances as in the aggregate would have no Material Adverse Effect; and
(vi) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or failures which in the aggregate would have no Material Adverse Effect.

                 (b) The execution, delivery and performance by the Guarantor of this Guaranty and the other Loan Documents to which it is a party:

                           (i)    are within its [company][partnership] powers;

                          (ii) have been duly authorized by all necessary [company][partnership] action, including, without limitation, the consent of [members][partners] where required; and

                          (iii) do not and will not (A) contravene its [certificate of limited partnership or limited partnership agreement][articles of organization or operating agreement] or other comparable governing documents, (B) violate any other applicable Requirement of Law (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any of its Contractual Obligations, (D) result in the creation or imposition of any Lien upon any of its property, or (E) require the consent, authorization by, or approval of, or notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been obtained and copies of which have been delivered to the Administrative Agent pursuant to Section 3.1 of the Credit Agreement, each of which is in full force and effect.

                 (c) This Guaranty has been duly executed and delivered by the Guarantor and is the legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforcement of creditor's rights and remedies generally.

                 (d) There are no pending or, to the knowledge of the Guarantor, threatened actions, investigations or proceedings affecting the Guarantor or any of its subsidiaries before any Governmental Authority or arbitrator other than those that in the aggregate, if adversely determined, would have no Material Adverse Effect. The performance by the Guarantor under this Guaranty and under each of the other Loan Documents to which it is a party is not restrained or enjoined (either temporarily, preliminarily or permanently) and no conditions have been imposed by any Governmental Authority or arbitrator that in the aggregate would have a Material Adverse Effect.

                 SECTION 6. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be in writing, approved by the Majority Lenders and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance
and for the specific purpose for which given;   provided, however, that no
amendment, waiver or consent shall, unless in writing and signed by all the Guarantied Parties, limit the liability of the Guarantor [(other than as expressly provided herein)] or postpone any date fixed for payment hereunder.

                 SECTION 7. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to the Guarantor, addressed to it at the address of such Guarantor specified on the signature pages hereof, if to any Guarantied Party, addressed to it at the address of such Guarantied Party specified in the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company or delivered by hand to the addressee or its agent, respectively.

                 SECTION 8. No Waiver; Remedies. (a) No failure on the part of any Guarantied Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or any of the other Loan Documents.

                 (b) Failure by any of the Guarantied Parties at any time or times hereafter to require strict performance by the Borrower, the Guarantor or any other Person of any of the provisions, warranties, terms or conditions contained in any of the Loan Documents now or at any time or times hereafter executed by the Borrower, the Guarantor or such other Person and delivered to any of the Guarantied Parties shall not waive, affect or diminish any right of any of the Guarantied Parties at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of any of the Guarantied Parties or any agent, officer, employee of any of the Guarantied Parties.

                 (c) No waiver by the Guarantied Parties of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any of the Guarantied Parties permitted hereunder shall in any way affect or impair any of the rights of the Guarantied Parties or the obligations of the Guarantor under this Guaranty or under any of the other Loan Documents. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Obligations shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

                 SECTION 9. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each of the Guarantied Parties is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Guarantied Party to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Guarantied Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Each of the Guarantied Parties agrees promptly to notify the Guarantor after any such set-off and application made by such Guarantied Party; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Guarantied Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Guarantied Party may have.

                 SECTION 10. Continuing Guaranty; Transfer of Notes. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until indefeasible payment in full of the Obligations and all other amounts payable under this Guaranty, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Guarantied Parties and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (iii), any of the Guarantied Parties may assign or otherwise transfer any Note held by it or Obligation owing to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Guarantied Party herein or otherwise with respect to such of the Notes and Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 10.7 of the Credit Agreement in respect of assignments.

                 SECTION 11. Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which the Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, voidable under Section 548 of the United States Bankruptcy Code or any comparable provision of any state law or any applicable law relating to fraudulent conveyance or fraudulent transfer.

                   SECTION 12. Contribution. To the extent that any Guarantor shall be required hereunder to pay a portion of the Obligation which shall exceed the greater of (i) the amount of the economic benefit actually received by such Guarantor from the Loans and (ii) the amount which such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Obligations (excluding the amount thereof repaid by the Borrower and the other Guarantors) in the same proportion as such Guarantor's net worth at the date enforcement hereunder is sought bears to the aggregate net worth of all the Guarantors at the date enforcement hereunder is sought, then such Guarantor shall be reimbursed by the Borrower and the other Guarantors for the amount of such excess, pro rata based on the respective net worths of the Borrower and such other Guarantors at the date enforcement hereunder is sought.

                 SECTION 13. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Loan Party's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations or such part thereof, whether as a "voidable preference", "fraudulent transfer", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                 SECTION 14. Governing Law. This Guaranty shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Guaranty.

                 SECTION 15. Submission to Jurisdiction; Jury Trial. (a) Any legal action or proceeding with respect to this Guaranty or any document related thereto may be brought in the courts of the State of New York or the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, the Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Guarantor hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and consents to the granting of such legal or equitable relief as is deemed appropriate by the court.

                 (b) The Guarantor irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the guarantor at its address provided herein, such service to become effective 30 days after such mailing.

                 (c) Nothing contained in this Section 14 shall affect the right of any Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Guarantor or any of the Guarantor's property in any other jurisdiction.

                 (d) The Guarantor waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Guaranty or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or other action of any Loan Party or any Guarantied Party.

                 SECTION 16. Section Titles. The Section titles contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Guaranty.

                 SECTION 17. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Guaranty.

                 SECTION 18. Miscellaneous. All references herein to the Borrower or to the Guarantor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower or the Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.

                 IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the date first above written.

                                        [GUARANTOR]


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